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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

GRANITE CITY FOOD & BREWERY LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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GRANITE CITY FOOD & BREWERY LTD.
701 Xenia Avenue South, Suite 120
Minneapolis, Minnesota 55416

September 11, 2012

Dear Shareholder:

        I am pleased to invite you to attend the annual meeting of shareholders of Granite City Food & Brewery Ltd., to be held at Briggs and Morgan, P.A., 80 South Eighth Street, Suite 2200, Minneapolis, Minnesota 55402, on October 23, 2012, at 10:00 a.m. central time. Details regarding the business to be conducted are more fully described in the accompanying notice of annual meeting and proxy statement. Also enclosed in this package is a proxy card for you to record your vote and a return envelope for your proxy card.

        Your vote is important. Whether or not you plan to attend the meeting, I hope that you will vote as soon as possible. Voting will ensure your representation at the meeting, if you do not attend in person. If you do attend in person, you may withdraw your proxy and vote personally on any matters brought properly before the meeting.

                      Sincerely,

                      GRANITE CITY FOOD & BREWERY LTD.

                      Robert J. Doran
                       Chief Executive Officer

GRANITE CITY FOOD & BREWERY LTD.
701 Xenia Avenue South, Suite 120
Minneapolis, Minnesota 55416

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD OCTOBER 23, 2012

        NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Granite City Food & Brewery Ltd., a Minnesota corporation, will be held at Briggs and Morgan, P.A., 80 South Eighth Street, Suite 2200, Minneapolis, Minnesota 55402, on October 23, 2012, at 10:00 a.m. central time, for the following purposes, as more fully described in the accompanying proxy statement:

  1.
  To elect eight directors for the ensuing year and until their successors shall be elected and duly qualified;

  2.
  To ratify the appointment of Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. as our independent registered public accounting firm for the fiscal year ending December 25, 2012; and

  3.
  To consider such other business as may properly come before the meeting or any adjournment or postponement thereof.

        Only shareholders of record at the close of business on September 4, 2012 are entitled to notice of, and to vote at, the meeting. Whether or not you expect to attend the meeting in person, please mark, date and sign the enclosed proxy exactly as your name appears thereon and promptly return it in the envelope provided, which requires no postage if mailed in the United States. Proxies may be revoked at any time before they are exercised and, if you attend the meeting in person, you may withdraw your proxy and vote personally on any matter brought properly before the meeting.

Sincerely,
GRANITE CITY FOOD & BREWERY LTD.

Robert J. Doran Chief Executive Officer

Minneapolis, Minnesota
September 11, 2012

i

GRANITE CITY FOOD & BREWERY LTD.
701 Xenia Avenue South, Suite 120
Minneapolis, Minnesota 55416

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD OCTOBER 23, 2012

INFORMATION CONCERNING SOLICITATION AND VOTING

        This proxy statement is furnished by the board of directors of Granite City Food & Brewery Ltd. and contains information relating to the annual meeting of our shareholders to be held on October 23, 2012, beginning at 10:00 a.m. central time, at Briggs and Morgan, P.A., 80 South Eighth Street, Suite 2200, Minneapolis, Minnesota 55402. This proxy statement and accompanying proxy card are being distributed on or about September 11, 2012.

Important Notice Regarding the Internet Availability of Proxy Materials for the Shareholder Meeting to be Held on October 23, 2012

        In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the "SEC"), we are furnishing our proxy materials on the Internet. "Proxy materials" means this proxy statement, our 2011 Annual Report and any amendments or updates to these documents. Our proxy materials are available on the Internet to the general public at www.gcfb.net/proxy2012.

What is the purpose of the annual meeting?

        At our annual meeting, shareholders will vote on the following items of business:

  1.
  The election of eight directors for the ensuing year and until their successors shall be elected and duly qualified; and

  2.
  The ratification of the appointment of Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. as our independent registered public accounting firm ("independent auditors") for the fiscal year ending December 25, 2012.

        Shareholders will also vote on such other matters as may properly come before the meeting or any adjournment or postponement thereof.

What are the board's recommendations?

        Our board of directors recommends that you vote:

  •
  FOR the election of each of the nominees for director (see Proposal No. 1); and

  •
  FOR the ratification of the appointment of Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. as our independent auditors for the fiscal year ending December 25, 2012 (see Proposal No. 2).

        With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in their own discretion.

What shares are entitled to vote?

        As of September 4, 2012, the record date for the meeting, we had 8,003,882 shares of common stock and 3,000,000 shares of Series A Convertible Preferred Stock ("Series A Preferred") outstanding. Each share of our common stock outstanding on the record date is entitled to one vote on each item being voted on at the meeting. Each share of our preferred stock outstanding on the record date is entitled to 0.77922 votes on each item being voted upon at the meeting. The holder of our preferred stock will vote with the holders of our common stock as a single class on each of the proposals set forth in this proxy statement.

        You can vote all the shares that you owned on the record date. These shares include (1) shares held directly in your name as the shareholder of record, and (2) shares held for you as the beneficial owner through a broker, bank or other nominee. Shareholders do not have the right to cumulate votes in the election of directors.

Does the way in which I hold my shares affect how I submit my vote?

        Yes. Most shareholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between the voting of shares held of record and those owned beneficially.

        Shareholder of Record.    If your shares are registered directly in your name with our transfer agent, Wells Fargo Shareowner Services, you are considered, with respect to those shares, the shareholder of record, and we are sending these proxy materials directly to you. As the shareholder of record, you have the right to grant your voting proxy directly to the named proxy holders or to vote in person at the meeting. We have enclosed a proxy card for you to use.

        Beneficial Owner.    If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the annual meeting.

        Since a beneficial owner is not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a "legal proxy" from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

Who can attend the meeting?

        All shareholders as of the record date, or their duly appointed proxies, may attend the meeting. If you are not a shareholder of record but hold shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership on the record date, such as your most recent account statement prior to September 4, 2012, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. Registration and seating will begin at 9:45 a.m. Cameras, recording devices and other similar electronic devices will not be permitted at the meeting.

How can I vote my shares in person at the annual meeting?

        Shares held in your name as the shareholder of record may be voted in person at the meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

How can I vote my shares without attending the annual meeting?

        Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct how your shares are voted without attending the meeting. If you are a shareholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. For directions on how to vote, please refer to the instructions included on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your broker, trustee or nominee.

Can I change my vote or revoke my proxy after I return my proxy card?

        Yes. Even after you have submitted your proxy, you may change your vote or revoke your proxy at any time before the votes are cast at the meeting by (1) delivering a written notice of your revocation to our Corporate Secretary at our principal executive office, (2) executing and delivering a later dated proxy, or (3) appearing in person at the meeting, filing a written notice of revocation with our Corporate Secretary and voting in person the shares to which the proxy relates. Any written notice or later dated proxy should be delivered to Granite City Food & Brewery Ltd., 701 Xenia Avenue South, Suite 120, Minneapolis, Minnesota 55416, Attention: Monica A. Underwood, Vice President of Finance and Secretary, or hand-delivered to Ms. Underwood before the vote at the meeting.

What constitutes a quorum?

        The presence at the meeting, in person or by proxy, of the holders of at least a majority of the voting power of the shares entitled to vote at the meeting will constitute a quorum. There must be a quorum for any action to be taken at the meeting (other than an adjournment or postponement of the meeting). If you submit a properly executed proxy card, even if you abstain from voting, then your shares will be counted for purposes of determining the presence of a quorum. If a broker indicates on a proxy that it lacks discretionary authority as to certain shares to vote on a particular matter, commonly referred to as "broker non-votes," those shares will still be counted for purposes of determining the presence of a quorum at the meeting.

What vote is required to approve each item?

        Proposal No. 1.    Assuming the presence of a quorum, the eight persons receiving the highest number of FOR votes will be elected as directors.

        Proposal No. 2.    Assuming the presence of a quorum, the affirmative vote of the greater of (i) a majority of the outstanding shares of our voting securities present in person or by proxy and entitled to vote on the item at the meeting and (ii) a majority of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at the meeting, will be required for approval of this proposal. Abstentions will be considered shares entitled to vote in the tabulation of votes cast and will have the same effect as negative votes on this proposal.

        If you hold your shares beneficially in street name and do not provide your broker or nominee with voting instructions, your shares may constitute "broker non-votes." Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owners and instructions are not given. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a proposal has been approved.

What does it mean if I receive more than one proxy card?

        If you receive more than one proxy card, it means that you hold shares registered in more than one name or brokerage account. You should sign and return each proxy card that you receive in order to ensure that all of your shares are voted.

How can I vote on each of the proposals?

        With respect to the first proposal, you may vote FOR each of the nominees, or your vote may be WITHHELD with respect to any or all of the nominees. With respect to the second proposal, you may vote FOR or AGAINST the proposal, or you may indicate that you wish to ABSTAIN from voting on the proposal.

        Each of your shares will be voted according to your directions on the proxy card. If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of our board of directors (FOR each of the nominees for director named in the proxy statement and FOR ratification of the appointment of independent auditors).

Who will count the proxy votes?

        Votes will be counted by our transfer agent, Wells Fargo Shareowner Services, which has been appointed to act as the inspector of election for the annual meeting.

How will voting on any other business be conducted?

        We do not expect any matters to be presented for a vote at the meeting other than the matters described in this proxy statement. If you grant a proxy, either of the proxy holders, Robert J. Doran or James G. Gilbertson, or their nominee(s) or substitute(s), will have the discretion to vote your shares on any additional matters that are properly presented for a vote at the meeting. If a nominee is not available as a candidate for director, the persons named as proxy holders may vote your proxy for another candidate nominated by our board of directors.

Who is paying for this proxy solicitation?

        We will pay the expenses incurred in connection with the solicitation of proxies. We are soliciting proxies principally by mail. In addition, our directors, officers and other employees may solicit proxies personally, by telephone, by facsimile or by e-mail, for which they will receive no consideration other than their regular compensation. We will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of shares held as of the record date and will reimburse such persons for their reasonable expenses so incurred.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Nominees

        Eight persons have been nominated for election as directors at the annual meeting, all of whom currently serve as directors. Our directors are elected annually, by a plurality of the votes cast, to serve until the next annual meeting of shareholders and until their respective successors are elected and duly qualified. There are no familial relationships between any director or officer.

        In May 2011, we completed a preferred stock financing transaction with Concept Development Partners LLC ("CDP") whereby we issued $9.0 million of newly issued Series A Preferred to CDP, entered into a $10.0 million credit agreement with Fifth Third Bank providing for senior credit facilities, repurchased 3,000,000 shares of common stock from DHW Leasing, L.L.C. ("DHW") for approximately $7.1 million, and purchased real property in Troy, Michigan from DHW for approximately $2.6 million. DHW beneficially owned a majority of our common stock from October 2009 to May 2011. Through its purchase of Series A Preferred and a related shareholder and voting agreement with DHW, CDP acquired a controlling interest in our company. DHW and CDP entered into a shareholder and voting agreement and irrevocable proxy, pursuant to which CDP has the right to nominate five members of our board, DHW has the right to nominate two members of our board, and CDP has voting power over DHW's shares. CDP and DHW have also agreed to vote for each others' nominees.

        CDP is majority-owned by an affiliate of CIC Partners' fund, CIC II LP, and CDP Management Partners, LLC ("CDP Management"). CIC Partners is a mid-market private equity firm based in Dallas, Texas.

        In connection with the May 2011 preferred stock financing transaction with CDP, Fouad Z. Bashour, Robert J. Doran, Michael S. Rawlings, Louis M. Mucci and Michael H. Staenberg became members of our board of directors. Mr. Doran is Managing Member and 50% owner of CDP Management, Mr. Bashour is a founding partner of CIC Partners and its Chief Financial Officer, and Mr. Rawlings is a founding partner of CIC Partners and its Vice-Chairman. Messrs. Bashour and Rawlings are investors in one or more of the CIC Partners funds invested in CDP, and Messrs. Oakey, Mucci and Staenberg are investors in one or more of the non-controlling CDP Management funds invested in CDP.

        On June 10, 2012, we entered into a stock purchase agreement with CDP, then the beneficial owner of approximately 72.1% of our common stock. Under the stock purchase agreement, we issued 3,125,000 shares of newly issued common stock to CDP at a price per share of $2.08, such price representing the consolidated closing bid price per share on June 8, 2012. We obtained gross proceeds of approximately $6.5 million upon closing of the transaction. As a result of this transaction, CDP became the beneficial owner of approximately 78.7% of our common stock.

        Pursuant to the above-referenced shareholder and voting agreement and irrevocable proxy, CDP has nominated Messrs. Bashour, Doran, Rawlings, Mucci and Staenberg for re-election as directors, and DHW has nominated Messrs. Hey and Longtin for re-election as directors.

Vote Required

        The eight nominees receiving the highest number of affirmative votes of the shares entitled to vote at the annual meeting shall be elected to the board of directors. Set forth below is certain information concerning the nominees for the board of directors. The board of directors recommends that shareholders vote FOR the nominees listed below.

Name	Age	Principal Occupation	Position with Granite City	Director Since
Robert J. Doran	66	Chief Executive Officer and Director of Granite City and Managing Partner of CDP Management	Chief Executive Officer and Director	2011
Fouad Z. Bashour	36	Founding Partner of CIC Partners	Chairman of the Board	2011
Charles J. Hey	76	Chairman of the Board of School Bus, Inc.	Director	2011
Joel C. Longtin	52	President and Chief Executive Officer of JKL Enterprises, Inc. and Longtin Leasing, LLC	Director	2009
Louis M. Mucci	71	Business Consultant	Director	2011
Michael S. Rawlings	58	Founding Partner of CIC Partners and Mayor of Dallas	Director	2011
Michael H. Staenberg	58	President of THF Realty	Director	2011
Steven J. Wagenheim	58	President, Founder and Director of Granite City	President, Founder and Director	1997

 Business Experience

        Robert J. Doran has been the Chief Executive Officer of Granite City since May 2011. Mr. Doran has been a Managing Partner of CDP Management Partners, LLC ("CDP Management"), a merchant banking firm focusing on principal investments and consulting in the restaurant, food processing, and retail industries, since April 2010. He is the founder of Doran Consulting, a niche consulting group specializing in executive coaching since 1999, providing services to McDonald's Corporation, Bell South, Boston Markets, and Delphi Auto Parts. Mr. Doran was employed with McDonald's Corporation from January 1967 to March 1999 serving in a variety of regional director and vice president positions, most recently as Executive Vice President of McDonald's USA. Mr. Doran currently serves on the board of directors of Hawaii Development Company and McDonald's of Hawaii. Mr. Doran brings business consulting, executive leadership and extensive multi-location restaurant experience to our board.

        Fouad Z. Bashour, who became Chairman of the Board of Granite City in May 2011, is a founding partner of CIC Partners Firm LP ("CIC Partners") and its current Chief Financial Officer, and has been with CIC Partners and its predecessor since 1999. Prior to joining CIC Partners, he worked at The Boston Consulting Group, a leading strategy consulting firm. Mr. Bashour currently serves as Chairman of the Board of TM Restaurant Holdings (doing business as Taco Mac) and as a director of Red Mango, Inc. and Schuepbach Energy LLC. He is a former director of Bagby Energy Holdings, LP, Triumph Pacific Oil and Gas Company, Buffet Partners, L.P. (doing business as Furr's) and GreenLeaf Auto Recyclers LLC, where he served as co-chairman. Mr. Bashour brings business strategy consulting, capital markets and private equity experience to our board.

        Charles J. Hey, who rejoined our board in October 2011, previously served as one of our directors from June 2010 to May 2011. Mr. Hey, who has been in the business of operating school bus contracts since 1962, currently serves as Chairman of the Board of School Bus, Inc., a transportation company. For a five-year period in the 1990's, Mr. Hey was a co-owner of Jasper State Bank. Mr. Hey co-owns DHW and, therefore, has interests in certain of our restaurant leases and our company's other transactions with DHW. See "Certain Relationships and Related Transactions—Relationship and Transactions with DHW." Mr. Hey brings business and banking experience to our board.

        Joel C. Longtin became one of our directors in October 2009. He served as Chairman of the Board of Granite City from March 2010 through May 2011. Since January 2004, Mr. Longtin has been the President and Chief Executive Officer of JKL Enterprises, Inc. and Longtin Leasing, LLC, both of which are office equipment distribution and leasing companies. Mr. Longtin served as president of First American Bank in Sioux City, Iowa from November 2001 to January 2004. From 1990 to 2001, Mr. Longtin was the President of Mr. Gatti's, L.P. and Pizza Ranch, Inc. At that time, both of these entities were franchisors operating approximately 350 and 90 restaurants, respectively. Since 2007, Mr. Longtin has been a partner in the private equity firms of Harmony Equity Income Fund, L.L.C. and Harmony Equity Income Fund II, L.L.C. Mr. Longtin brings executive management experience in banking, restaurant and franchising industries to our board.

        Louis M. Mucci joined our board in May 2011. Mr. Mucci has served as an advisor to the board of directors of Ruby's Tequilas, a restaurant company, since June 2007. From February 2007 until June 2009, Mr. Mucci was a senior advisor to SMH Capital Corp., an investment banking group, a company with shares registered pursuant to Section 12 of the Securities Exchange Act of 1934. Mr. Mucci has served on the board of directors of Build-A-Bear Workshop, Inc. since November 2004. Mr. Mucci is also the "audit committee financial expert" at Build-A-Bear and serves as Audit Committee Chairman and a member of the Nomination and Governance Committee. He held the position of Chief Financial Officer at BJ's Restaurants, Inc., a public company, and served on that company's board of directors from May 2002 until September 2005. Mr. Mucci also served as an advisor to the board of directors of BJ's Restaurants through December 2008. He retired from PricewaterhouseCoopers, LLP in 2001 after 25 years as a partner with the firm. Mr. Mucci's most recent position at PricewaterhouseCoopers was

Chairman of the West Coast Retail Group. In this role, he served on the firm's National Retail Executive Committee. Mr. Mucci had also served as the West Coast Personnel and Business Development partner. He led several quality control reviews of various offices within PricewaterhouseCoopers and has extensive securities experience, including initial public offerings, registration statements and other filings, and correspondence and dialog with the Securities and Exchange Commission. He also has significant litigation support experience in acting as an accounting expert witness for his clients. Mr. Mucci is a member of the American Institute of Certified Public Accountants, the California State Society of Certified Public Accountants and the Retail Executive Forum. Mr. Mucci obtained extensive financial and accounting expertise while serving as a partner of an independent accounting firm. During his tenure as Chief Financial Officer of BJ's Restaurants, he gained additional financial and accounting expertise in addition to store operations, human resources, workers compensation, insurance, corporate administration, and strategic planning experience. Mr. Mucci brings extensive financial expertise to our board and qualifies as an "audit committee financial expert" as such term is defined under applicable SEC rules. In addition, given his experience with other consumer-focused businesses, Mr. Mucci provides valuable insights and perspectives regarding financing and operations to our board.

        Michael S. Rawlings, who joined our board in May 2011, is a founding partner of CIC Partners and its current Vice-Chairman, and has been with the firm since 2004. In June 2011, Mr. Rawlings was elected mayor of Dallas, Texas. From 1997 to 2003, Mr. Rawlings was President of Pizza Hut, Inc. Before joining Pizza Hut, he was Chief Executive Officer of DDB Needham Dallas Group (formerly Tracy-Locke), the largest marketing communications agency in the Southwest, whose clients have included Frito-Lay, Pepsi, GTE and American Airlines. Mr. Rawlings currently serves as a director of TM Restaurant Holdings (doing business as Taco Mac). He is the former Chairman of the Board of Legends Hospitality Management, LLC and a former director of Buffet Partners, Main Street Restaurant Group, Inc., Quiznos, and Signstorey, Inc. Mr. Rawlings formerly served as the City of Dallas Park and Recreation Board President and as Dallas' Homeless Czar and Chairman for the Dallas Convention & Visitors Bureau. In addition, he is on the Board of Trustees at Jesuit College Preparatory and has been an active lecturer at many universities, as well as an adjunct professor at Southern Methodist University. Mr. Rawlings brings restaurant operations and leadership, marketing and communications and private equity experience to our board.

        Michael H. Staenberg, who joined our board in May 2011, has been the President of THF Realty, a leasing, development, and real estate management company, since he founded the company in September 1991. THF Realty currently has over 22 million square feet of property and retail shopping centers under management. Mr. Staenberg has served as the developer of more than 100 shopping centers in over 25 states. Prior to founding THF Realty, Mr. Staenberg was employed as a real estate broker and served as Senior Vice President and Director of Real Estate for Leo Eisenberg Company, a national real estate development company, from 1981 to 1990. Mr. Staenberg has served on the Advisory Board of Directors of US Bank, N.A. since March 2011. Mr. Staenberg is involved with a variety of organizations, including The Sheldon Concert Hall, Center for Contemporary Arts, Variety Club, St. Louis Zoo Foundation, Regional Business Council-Executives for Regional Growth and Civic Change, Judy Ride, Jewish Community Center Association, American Society for Technion-Israel Institute of Technology, St. Louis Effort for Aids and Holocaust Museum. In addition, he has been a member of the International Council of Shopping Centers since 1976 and the Metropolitan St. Louis Board of Realtors since 1984. Mr. Staenberg brings extensive real estate leasing, development and management experience to our board.

        Steven J. Wagenheim, who served as our Chief Executive Officer from June 1997 through May 2011, currently serves as our President, Founder and one of our directors. He has been a board member since 1997 and served as Chairman of the Board of Granite City from July 2006 to February 2009. Mr. Wagenheim has over 30 years of hospitality industry experience as a corporate executive, owner/operator, manager and consultant for hotels, resorts, and individual and multi-unit restaurant operations. Mr. Wagenheim previously served as Chief Executive Officer and principal shareholder of New Brighton Ventures, Inc., an investment holding company that formerly operated a Champps Americana restaurant in New Brighton, Minnesota. Between 1989 and 1997, Mr. Wagenheim was involved in the expansion and operations of Champps restaurants, holding positions with Champps Entertainment, Inc., Champps Development Group, Inc. and Americana Dining Corporation. Mr. Wagenheim brings three decades of hospitality industry experience to our board.

OUR BOARD OF DIRECTORS AND COMMITTEES

Board Overview

        Our board of directors represents the interests of our shareholders as a whole and is responsible for directing the management of our business and affairs, as provided by Minnesota law. The board of directors held 16 meetings in fiscal year 2011. In addition to meetings of the full board, directors also attended committee meetings. Each director attended at least 75 percent of all of the meetings of the board and of those committees on which he served.

        Our board is comprised of a majority of "independent" directors as defined in Rule 5605(a)(2) of the Marketplace Rules of the NASDAQ Stock Market. In this regard, our board has affirmatively determined that Messrs. Bashour, Longtin, Mucci, Rawlings and Staenberg are independent directors under that rule. Our board determined that the indirect pecuniary interests of Messrs. Bashour, Mucci, Rawlings and Staenberg in CDP, our controlling shareholder, and Mr. Longtin's membership and beneficial interest in Harmony Equity Income Fund, L.L.C. and Harmony Equity Income Fund II, L.L.C., did not prevent it from reaching a determination that Messrs. Bashour, Mucci, Rawlings, Staenberg and Longtin are independent. Mr. Hey, co-owner of DHW; Mr. Doran, our Chief Executive Officer; and Mr. Wagenheim, our President and Founder, are not independent directors. Milton D. Avery, who served on our board during 2011, was an independent director.

        The independent members of the board have regularly scheduled meetings at which only independent directors are present, known as executive sessions.

        We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions) and directors. Our Code of Business Conduct and Ethics satisfies the requirements of Item 406(b) of Regulation S-K and applicable NASDAQ Marketplace Rules. Our Code of Business Conduct and Ethics is posted on our internet website at www.gcfb.net and is available, free of charge, upon written request to our Corporate Secretary at 701 Xenia Avenue South, Suite 120, Minneapolis, MN 55416. We intend to disclose any amendment to or waiver from a provision of our Code of Business Conduct and Ethics that requires disclosure on our website at www.gcfb.net.

Leadership Structure and Risk Oversight

        Our board of directors has determined that having an independent director serve as Chairman of the Board is in the best interests of our shareholders at this time. We separate the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. The Chief Executive Officer is responsible for setting the strategic direction for the company and the day-to-day leadership and performance of the company, while the Chairman provides guidance to the Chief Executive Officer, sets the agenda for board meetings and presides over meetings of the full board. The structure ensures a greater role for the independent directors in setting agendas and establishing priorities and procedures for the work of the board.

        Our board believes that its leadership structure is appropriate for administration of its risk oversight function. Our board has the primary responsibility for overseeing risk management of our company, and our management provides it with regular reports highlighting risk assessments and recommendations. Our board delegates its primary responsibility for overseeing risk management within the categories of financial risks, compensation and corporate governance to its key committees. In particular, our audit committee focuses on oversight of financial risks relating to our company; our compensation committee focuses primarily on risks relating to remuneration of our officers and other employees; and our corporate governance and nominating committee focuses on reputational and corporate governance risks relating to our company. In addition, the audit committee and the board regularly hold discussions with our officers regarding the risks that may affect our company.

Committee Overview

        The board of directors has an audit committee, a compensation committee, a corporate governance and nominating committee, and an executive committee. With the exception of the executive committee, each committee consists solely of members who are independent as defined in Rule 5605(a)(2) of the Marketplace Rules of the NASDAQ Stock Market. Further information regarding the independence of our directors for service on our board's committees appears in the committee discussions below. The following table shows the current membership of the committees and identifies our independent directors:

Name	Audit		Compensation		Corporate Governance and Nominating		Executive		Independent Director
Robert J. Doran							X
Fouad Z. Bashour			X		X		X	*	X
Charles J. Hey
Joel C. Longtin	X		X	*	X		X		X
Louis M. Mucci	X	*			X	*			X
Michael S. Rawlings							X		X
Michael H. Staenberg	X		X						X
Steven J. Wagenheim							X

*
Denotes committee chairman.

        Each of the audit, compensation, and corporate governance and nominating committees has adopted and operates under a written charter. Each such committee regularly reviews and makes recommendations to the board about changes to its charter. Current copies of the committee charters may be found on our website at www.gcfb.net and are available in print upon written request to our Corporate Secretary at Granite City Food & Brewery Ltd., 701 Xenia Avenue South, Suite 120, Minneapolis, Minnesota 55416.

        The audit committee meets throughout the year, with regularly scheduled meetings. Additional meetings, either by phone or in person, are called when deemed necessary or desirable. The compensation committee, the corporate governance and nominating committee and the executive committee meet as needed. The chairperson of each committee, with the advice and consultation of management and the committee's outside advisors, if any, sets the committee's annual calendar and the agenda for each meeting. Committee members receive materials related to the topics on the agenda prior to each meeting.

Audit Committee Matters

        Our audit committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Each member of our audit committee is independent as defined in Rule 5605(a)(2) of the Marketplace Rules of the NASDAQ Stock Market and Exchange Act Rule 10A-3. Further, no member of our audit committee participated in the preparation of the financial statements of our company or any current subsidiary of our company at any time during the past three years. The membership of our audit committee is set forth above under the caption "Committee Overview."

        Pursuant to our listing agreement with the NASDAQ Stock Market, each member of our audit committee is able to read and understand fundamental financial statements, including an issuer's balance sheet, income statement, and cash flow statement and at least one member of the committee has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual's financial sophistication. In addition, our board of directors has determined that Mr. Mucci is an audit committee financial expert as such term is defined by Item 407(d)(5) of Regulation S-K.

        Our audit committee reviews the independence, qualifications and performance of our independent auditors, and is responsible for recommending the initial or continued retention of, or a change in, our independent auditors. Our audit committee reviews and discusses with management and our independent auditors our financial statements and our annual and quarterly reports, as well as the quality and effectiveness of our internal control procedures, critical accounting policies and significant regulatory or accounting initiatives.

        Our audit committee discusses with management earnings press releases and our major financial risk exposures. Furthermore, our audit committee is responsible for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal control or auditing matters. Our audit committee also approves the audit plan. Periodically throughout each year, our audit committee meets separately in executive session with management and the independent auditors to discuss any matters that the audit committee or any of these groups believe should be discussed privately. In fulfilling its responsibilities, our audit committee reports regularly to our board regarding its activities. Our audit committee met five times during fiscal year 2011.

Audit Committee Report

        The primary function of our audit committee is to assist the board of directors in its oversight of our company's financial reporting processes. Management is responsible for our company's financial statements and overall reporting process, including the system of internal controls. The independent auditors are responsible for conducting annual audits and quarterly reviews of our company's financial statements and expressing an opinion as to the conformity of the annual financial statements with generally accepted accounting principles.

        The audit committee submits the following report pursuant to the SEC rules:

  •
  The audit committee has reviewed and discussed with management and with Schechter, Dokken, Kanter, Andrews & Selcer, Ltd., the Company's independent registered public accounting firm, the audited and consolidated financial statements of our company for the year ended December 27, 2011 (the "2011 Financial Statements").

  •
  Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. has advised management of our company and the audit committee that it has discussed with them all the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board ("PCAOB") in Rule 3200T, which include among other items, matters related to the conduct of the audit of the 2011 Financial Statements.

  •
  The audit committee has received from Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. the written disclosures and the letter required by applicable requirements of the PCAOB regarding Schechter, Dokken, Kanter, Andrews & Selcer, Ltd.'s communications with the audit committee concerning independence and has discussed Schechter, Dokken, Kanter, Andrews & Selcer, Ltd.'s independence with them.

  •
  Based upon the aforementioned review, discussions and representations of Schechter, Dokken, Kanter, Andrews & Selcer, Ltd., and the unqualified audit opinion presented by Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. on the 2011 Financial Statements, the audit committee recommended to the board of directors that the 2011 Financial Statements be included in our Annual Report on Form 10-K for the 2011 fiscal year and that Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. be selected as the independent registered public accounting firm for the Company for fiscal 2012.

        Submitted by the Audit Committee of the Board of Directors:

                      /s/ Joel C. Longtin
                      /s/ Louis M. Mucci, Chairman
                      /s/ Michael H. Staenberg
                      The Audit Committee

Compensation Committee Matters

        Our compensation committee reviews and makes recommendations to the board regarding the compensation of our company's directors and senior officers, and discharges the board's responsibilities under our company's incentive compensation and equity-based plans. Our compensation committee met seven times during fiscal year 2011.

        Each member of our compensation committee is independent as defined in Rule 5605(a)(2) of the Marketplace Rules of the NASDAQ Stock Market, is a non-employee director as defined in Exchange Act Rule 16b-3, and is an outside director as defined under Section 162(m) of the Internal Revenue Code.

Compensation Committee Procedures

        The compensation committee's principal responsibilities and functions are as follows:

  •
  Regularly review the philosophy, objectives, structure, cost and administration of our company's senior management compensation and benefit programs, and whether such programs are appropriate, properly coordinated and achieve their intended purpose(s), and the committee may recommend to the board the adoption of new plans or programs.

  •
  Regularly review trends in compensation and benefit programs and recommend for the board's approval the revision of existing, or the development of new, senior management compensation and benefit programs.

  •
  Annually review and recommend for the board's approval all elements of compensation, including base salary, bonuses and incentive compensation, for the officers designated as Section 16 officers for purposes of the Exchange Act (collectively, the "Section 16 Officers").

  •
  Review and recommend to the board for approval the entry into or modification of employment agreements between our company and any officer and any severance or termination packages with any officer.

  •
  Annually review and recommend for the board's approval the goals and objectives for the Section 16 Officers. Annually evaluate the performance of the Section 16 Officers in light of their approved goals and objectives. The results of the annual performance evaluations will be considered by the committee in recommending base salary and other compensation.

  •
  Review and discuss with the board and the Section 16 Officers succession plans for the Section 16 Officers.

  •
  Interpret, administer and grant awards under all equity-based compensation plans of our company, except as otherwise approved or directed from time to time by the board. The board may also delegate such authority to an appropriate officer (in accordance with applicable stock exchange regulations and law) or as provided in a particular plan.

  •
  Review periodic reports from management on matters relating to our company's personnel appointments and practices.

  •
  If required by applicable SEC rules and regulations, produce a committee report for our company's annual proxy statement in compliance with such rules and regulations and relevant listing authority. If required by applicable SEC rules and regulations, review and discuss with management the Compensation Discussion and Analysis and, based on such review and discussion, determine whether to recommend to the board that the Compensation Discussion and Analysis be included in our company's annual proxy statement in compliance with such rules and regulations and relevant listing authority.

  •
  Annually review the compensation committee's charter and recommend to the board any appropriate or necessary revisions.

  •
  Perform any other activities consistent with the compensation committee's charter, our company's By-laws, the requirements of the SEC, any stock exchange requirements and governing law, as the compensation committee or the board deems necessary or appropriate.

        While it is the responsibility of the compensation committee to review and make recommendations to the board regarding several of the matters or actions described above, the board has the authority to delegate to the compensation committee the determination and approval of any or all of such matters. Furthermore, all references in our compensation committee's charter to approval by the board shall mean approval by our company's non-employee, independent directors.

        Our compensation committee has the resources and authority necessary to discharge its duties and responsibilities. Our compensation committee has sole authority to retain and terminate its outside legal counsel, its outside compensation consultant, or other experts or consultants as it deems appropriate, including sole authority to approve such firm's fees and other retention terms.

        Our Chief Executive Officer and our Chief Financial Officer assist the compensation committee from time to time by advising on a variety of compensation matters as it relates to other executive officers. For example, such officers assist with the determination of eligibility for salary increases and awards of bonuses, the negotiation of employment agreements, and the analysis of achievement of relevant performance metrics. Such officers also assist the compensation committee by identifying employees eligible for equity awards. No executive officer is involved in assessing or setting his or her own compensation.

Corporate Governance and Nominating Committee Matters

        Each member of our corporate governance and nominating committee is independent as defined in Rule 5605(a)(2) of the Marketplace Rules of the NASDAQ Stock Market.

        Our corporate governance and nominating committee is responsible for aiding the board in evaluating potential director nominees, overseeing the composition and structure of the board and its committees, and developing and implementing our company's corporate governance policies and practices. The corporate governance and nominating committee met twice during fiscal year 2011.

Corporate Governance and Nominating Committee Procedures

        The corporate governance and nominating committee identifies, reviews and evaluates candidates for election as director who meet the standards set forth in our company's corporate governance guidelines. The committee does not evaluate proposed nominees differently depending upon who has made the recommendation; however, the committee may consider, as one of the factors in its evaluation of shareholder recommended nominees, the size and duration of the interest of the recommending shareholder or shareholder group in the equity of our company. The committee has not to date paid any third party a fee to assist in the nomination process.

        Under a shareholder and voting agreement and irrevocable proxy between CDP and DHW, CDP has the right to nominate five members of our board and DHW has the right to nominate two members of our board. CDP and DHW have also agreed to vote for each others' nominees. This shareholder and voting agreement terminates on the earliest to occur of (1) the mutual agreement of CDP and DHW, (2) May 10, 2016, (3) the date on which DHW and its affiliates no longer own at least 250,000 shares of our common stock, (4) the date on which DHW's loans to its primary lenders are reduced to an aggregate principal amount of $250,000 or less, and (5) the date on which CDP and its affiliates no longer own any of our capital stock. Messrs. Bashour, Doran, Mucci, Rawlings and Staenberg, all of whom currently serve as directors, have been nominated for re-election by CDP. Messrs. Hey and Longtin, who also currently serve as directors, have been nominated for re-election by DHW.

        The corporate governance and nominating committee may consider nominees suggested by directors, management and shareholders. It is the committee's view that the continuing service of qualified incumbents promotes stability and continuity in the boardroom. However, prior to nominating an existing director for re-election to the board, the committee will consider and review an existing director's qualifications and performance. Where there is no qualified and available incumbent, or where there is a vacancy or a desire to increase the size of the board, the committee will identify and evaluate new candidates. The committee will solicit recommendations for nominees from persons that it believes are likely to be familiar with qualified candidates. These persons may include members of the board and management. The committee may also determine to engage a third-party search firm; however, the committee has not to date paid any third party a fee to assist in identifying or evaluating potential nominees to the board. Based upon all available information, the committee recommends to the board candidates who, in the view of the committee, are most suited for board membership.

        In making its selections, the corporate governance and nominating committee will also evaluate candidates proposed by shareholders. The committee may choose not to consider an unsolicited recommendation if no vacancy exists on the board and the committee does not perceive a need to increase the size of the board. The committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Shareholder Nomination Procedures

        Pursuant to Section 3.3 of our Bylaws, to submit a recommendation of a director candidate to the corporate governance and nominating committee, a shareholder must submit the following information in writing, addressed to the chairman of the corporate governance and nominating committee, care of the Vice President of Finance and Corporate Secretary, at the principal executive office of Granite City Food & Brewery Ltd., not later than 90 days in advance of such meeting:

  (1)
  The name and address of the shareholder who intends to make the nomination and of the person recommended as a director candidate;

  (2)
  As to the shareholder making the recommendation, the name and address, as they appear on the books of Granite City Food & Brewery Ltd., of such shareholder; provided, however, that if the shareholder is not a registered holder of stock entitled to vote at the meeting, the shareholder must submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of stock entitled to vote at the meeting and a representation that the shareholder intends to appear in person or by proxy to make the nomination;

  (3)
  A statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person, and a description of all arrangements and understandings between the shareholder, the person recommended as a director candidate and any other person(s) pursuant to which the recommendation is being made;

  (4)
  All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Exchange Act Regulation 14A; and

  (5)
  The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected.

        A copy of our Bylaws may be obtained from our Corporate Secretary by written request to our principal address.

        In order for a director candidate to be considered for nomination at the annual meeting of shareholders, the recommendation must be received by the corporate governance and nominating committee as provided under "Shareholder Proposals for 2013 Annual Meeting."

Minimum Qualifications

        The corporate governance and nominating committee believes that members of the board must possess certain basic personal and professional qualities in order to properly discharge their fiduciary duties to shareholders, provide effective oversight of management, and monitor adherence to principles of sound corporate governance. It is therefore the policy of the committee that all persons nominated to serve as a director of our company should possess the following minimum qualifications: personal integrity and ethical character; absence of conflicts of interest; fair and equal representation of our company's constituencies; demonstrated achievement in one or more fields; ability to function effectively in an oversight role; business understanding; and availability.

        In approving candidates, the corporate governance and nominating committee will also assure that: at least a majority of the directors are independent; as many as possible of the directors satisfy the financial literacy requirements for service on the audit committee; at least one of the directors qualifies as an audit committee financial expert; at least some of the independent directors have experience as senior executives of a public or substantial private company; and at least some of the independent directors have general familiarity with our company's industry.

        Although we have no specific policy regarding diversity, the corporate governance and nominating committee will seek to promote through the nomination process an appropriate diversity on the board of professional background, experience, expertise, perspective, gender, ethnicity and country of citizenship.

Executive Committee Matters

        Our executive committee consists of three independent directors as defined in Rule 5605(a)(2) of the Marketplace Rules of the NASDAQ Stock Market as well as our Chief Executive Officer and our President and Founder, both of whom are not independent directors. Pursuant to our Bylaws, the executive committee may exercise all of the powers of the board of directors in the management of our business and affairs when the board is not in session. The executive committee did not meet during fiscal year 2011.

Communications with Board Members

        Our board of directors has provided the following process for shareholders and interested parties to send communications to our board and/or individual directors. All communications should be addressed to Granite City Food & Brewery Ltd., 701 Xenia Avenue South, Suite 120, Minneapolis, Minnesota 55416, Attention: Chief Financial Officer. Communications to individual directors, including our Chairman of the Board, may also be made to such director at our company's address. All communications sent to a member of the audit committee or to any individual director will be received directly by such individual and will not be screened or reviewed by any company personnel. Any communications sent to the board care of the Chief Financial Officer will be reviewed by the Chief Financial Officer to ensure that such communications relate to the business of the company before being reviewed by the board.

Board Member Attendance at Annual Meetings

        We encourage all of our directors to attend the annual meeting of shareholders. We generally hold a board meeting earlier in the afternoon preceding the annual shareholders' meeting to minimize director travel obligations and facilitate their attendance at the shareholders' meeting. All of our directors then in office attended the 2011 annual meeting of shareholders except for Mr. Rawlings, who was unable to attend.

NON-EMPLOYEE DIRECTOR COMPENSATION

Standard Compensation Arrangements

        Our compensation committee periodically reviews and makes recommendations to our board of directors regarding the components and amount of non-employee director compensation. Directors who are employees of our company receive no fees for their service as director.

        In June 2011, our board of directors, based upon the recommendation of the compensation committee, approved the following standard compensation arrangements for our non-employee directors, our Chairman of the Board and our committee chairpersons:

  Annual Retainer for Non-Employee Directors and Chairman of the Board

  •
  Each non-employee director receives an annual retainer in the amount of $15,000, payable in equal quarterly installments.

  •
  Upon initially joining the board, each non-employee director receives a stock option to purchase common stock valued at $10,000 at an exercise price equal to the per share fair market value on the date of grant, which award is reduced and pro-rated on the basis of a 360-day year if such director is elected to the board at a time other than May 10th, and, on May 10th of each year, each non-employee director then serving on the board receives a stock option to purchase common stock valued at $10,000 at an exercise price equal to the per share fair market value on the date of grant. Initial and annual awards are subject to the following additional terms: (a) the option vests on the first anniversary of the date of grant, provided that the award recipient is then serving as a director, and (b) the option has a term of ten years. Pursuant to this policy, each non-employee director was awarded a stock option for the purchase of 3,000 shares of common stock for their service in 2011 and a stock option for the purchase of 4,525 shares of common stock for their service in 2012.

  •
  In addition to the foregoing annual retainer and stock option, the Chairman of the Board, if he or she is a non-employee director, receives a $15,000 annual retainer for service as chairperson, payable in quarterly installments.

  Compensation of Committee Members

  •
  The chairperson of the audit committee receives a $10,000 annual retainer, payable in quarterly installments.

  •
  The chairperson of the corporate governance and nominating committee receives a $5,000 annual retainer, payable in quarterly installments.

  •
  The chairperson of the compensation committee receives a $10,000 annual retainer, payable in quarterly installments.

        Prior to these June 2011 modifications, our non-employee directors received an annual retainer of $10,000, paid in quarterly installments, and $500 per meeting for attending board meetings, committee meetings and the annual meeting of shareholders. The chairpersons of our audit committee and compensation committee each received an additional annual retainer of $5,000. The chairperson of our corporate governance and nominating committee received an additional annual retainer of $2,500. In addition, each non-employee director also received automatic awards of stock options for the purchase of 5,000 shares of common stock per year on the anniversary of his election to the board. Such awards, which became exercisable in full on the first anniversary of the date of grant, had a ten-year term. Although such practice has been discontinued pursuant to the board actions taken in June 2011, the board further determined that the stock options that would have been awarded to Milton D. Avery, one of our former directors, and Joel C. Longtin, one of our current directors, in 2011 pursuant to this particular compensation arrangement should still be made and such awards were made in June 2011 and October 2011, respectively.

Equity For Departing Directors

        In March 2011, our board of directors resolved to provide certain cash and non-cash, stock-based compensation to its members who remained on the board following the closing of the CDP transaction, and those who resigned from the board concurrent with such closing. These awards were in consideration of their service to the company in connection with the CDP and related transactions.

        Mr. Longtin, then chairman of our board, received $40,000 for his role as lead director in negotiating the transactions, and each of our other then independent directors (Messrs. Avery, Gramm and Timpe) received $7,500 for his service in reviewing and approving the transactions.

        In addition, our board of directors determined to provide non-cash, stock-based compensation to resigning members to compensate them for the forfeitures of stock options or ordinary course awards they would otherwise experience due to their resignations in connection with the transactions, and to continuing members for their service in connection with negotiating, reviewing and approving the transactions.

        The following summarizes actions taken by our board:

  •
  modified certain outstanding options to purchase 5,000 shares of our common stock held by each of Messrs. Dunham and Timpe, two then non-employee directors whose annual option awards would not otherwise vest, to provide that such options vested upon their departure from our board, and that such options may be exercised for five years after departure from our board;

  •
  granted ten-year options to purchase 5,000 shares of our common stock to certain of our then resigning non-employee directors (Messrs. Dunham, Gramm and Hey), in place of the non-employee director options that would have otherwise been awarded to them during 2011 in the ordinary course, which options immediately vested and are exercisable for five years after departure from our board;

  •
  granted a ten-year option to purchase 25,000 shares of our common stock to Mr. Longtin, our chairman of the board, for his service as lead director in negotiating the transactions, vested immediately and exercisable through the earlier to occur of five years after his departure from the board or the tenth anniversary of the date of grant; and

  •
  granted a ten-year option to purchase 12,500 shares of our common stock to each of our then other independent directors (Messrs. Avery, Gramm and Timpe) for his service in reviewing and approving the transactions, vested immediately and exercisable through the earlier to occur of five years after his departure from the board or the tenth anniversary of the date of grant.

Director Compensation Table

        Compensation of our non-employee directors during fiscal year 2011 appears in the following table. Because Messrs. Doran and Wagenheim also served as executive officers in fiscal year 2011, their compensation, including information regarding their unexercised stock options, is instead presented in the Summary Compensation Table.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(a)	All Other Compensation ($)	Total ($)
Milton D. Avery(b)	$23,878	$62,286	$0	$86,164
Fouad Z. Bashour	$19,121	$9,379	$0	$28,500
Donald A. Dunham, Jr.(c)	$5,654	$12,048	$0	$17,702
Brian K. Gramm(c)	$19,981	$50,665	$0	$70,646
Charles J. Hey(d)	$9,404	$12,048	$0	$21,452
Joel C. Longtin	$64,588	$95,773	$0	$160,361
Louis M. Mucci	$19,121	$9,379	$0	$28,500
Michael S. Rawlings	$9,560	$9,379	$0	$18,939
Michael H. Staenberg	$9,560	$9,379	$0	$18,939
David A. Timpe(c)	$19,981	$56,032	$0	$76,013

(a)
Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The assumptions made in the valuation are those set forth in Note 1 to the consolidated financial statements in our Form 10-K for the fiscal year ended December 27, 2011. The company used a 0 percent forfeiture rate assumption in fiscal year 2011.

(b)
Mr. Avery ceased serving as a director in October 2011.

(c)
Messrs. Dunham, Gramm and Timpe ceased serving as directors in May 2011.

(d)
Mr. Hey, who ceased serving as a director in May 2011, was re-elected to our board in October 2011.

        Those who served as non-employee directors during fiscal year 2011 held the following unexercised options at fiscal year-end 2011. Unless otherwise noted below, each such option is exercisable in full on the first anniversary of the date of grant.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Milton D. Avery	12,500		0	3.49	10/18/2012	(a)
Fouad Z. Bashour	0		3,000	3.55	06/14/2021
Donald A. Dunham, Jr.	5,000	(b)	0	1.82	05/10/2016	(c)
	5,000	(b)	0	3.3501	05/10/2016	(c)
Brian K. Gramm	12,500		0	3.49	05/10/2016	(c)
	5,000	(b)	0	3.3501	05/10/2016	(c)
Charles J. Hey	5,000	(d)	0	3.3501	05/10/2016	(e)
Joel C. Longtin	5,000		0	1.82	10/05/2020
	25,000		0	3.49	03/17/2021
	0		3,000	3.55	06/14/2021
	0		5,000	2.10	10/05/2021
Louis M. Mucci	0		3,000	3.55	06/14/2021
Michael S. Rawlings	0		3,000	3.55	06/14/2021
Michael H. Staenberg	0		3,000	3.55	06/14/2021
David A. Timpe	12,500		0	3.49	05/10/2012	(a)

(a)
This option expires 12 months after such former director's departure from our board.

(b)
This option became exercisable in full upon such former director's departure from our board.

(c)
This option expires five years after such former director's departure from our board.

(d)
This option became exercisable in full upon Mr. Hey's May 2011 departure from our board. Mr. Hey rejoined our board in October 2011.

(e)
This option expires five years after Mr. Hey's May 2011 departure from our board. As noted above, Mr. Hey rejoined our board in October 2011.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information known to us regarding beneficial ownership of our voting securities as of September 4, 2012, by (1) each person who is known to us to own beneficially more than five percent of any class of our voting securities, (2) each director, (3) each executive officer named in the summary compensation table above, and (4) all current directors and executive officers as a group. The percentage of beneficial ownership is based on 8,003,882 shares of common stock and 3,000,000 shares of Series A Preferred outstanding as of September 4, 2012. As indicated in the footnotes, shares issuable pursuant to derivative securities are deemed outstanding for computing the percentage of the person holding such derivative securities but are not deemed outstanding for computing the percentage of any other person. Except as otherwise noted below or pursuant to applicable community property laws, each person identified below has sole voting and investment power with respect to the listed shares and none of the listed shares has been pledged as security. Except as otherwise noted below, we know of no agreements among our shareholders that relate to voting or investment power with respect to our voting securities. Unless otherwise indicated, the address for each listed shareholder is c/o Granite City Food & Brewery Ltd., 701 Xenia Avenue South, Suite 120, Minneapolis, Minnesota 55416.

Name and Address of Beneficial Owner(a)	Amount and Nature of Beneficial Ownership(a)		Percentage of Class(a)
Common Stock
Concept Development Partners LLC	10,977,351	(b)	78.4%
Charles J. Hey	1,692,687	(c)	21.1%
DHW Leasing, L.L.C.	1,666,666	(d)	20.8%
Steven J. Wagenheim	262,433	(e)	3.2%
James G. Gilbertson	116,831	(f)	1.4%
Joel C. Longtin	101,293	(g)	1.3%
Darius H. Gilanfar(h)	37,580	(i)	*
Fouad Z. Bashour	3,000	(j)(k)	*
Louis M. Mucci	3,000	(j)(k)	*
Michael S. Rawlings	3,000	(j)(k)	*
Michael H. Staenberg	3,000	(j)(k)	*
Robert J. Doran	0	(j)	0%
Dean S. Oakey	0	(j)	0%
All current directors and executive officers as a group (11 persons)	2,202,557	(l)	26.3%
Series A Convertible Preferred Stock
Concept Development Partners LLC	3,000,000	(m)	100%
Charles J. Hey	0		0%
Steven J. Wagenheim	0		0%
James G. Gilbertson	0		0%
Joel C. Longtin	0		0%
Darius H. Gilanfar(i)	0		0%
Fouad Z. Bashour	0	(n)	0%
Louis M. Mucci	0	(n)	0%
Michael S. Rawlings	0	(n)	0%
Michael H. Staenberg	0	(n)	0%
Robert J. Doran	0	(n)	0%
Dean S. Oakey	0	(n)	0%
All current directors and executive officers as a group (11 persons)	0	(o)	0%

*
Represents less than one percent.

(a)
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to securities. Securities "beneficially owned" by a person may include securities owned by or for, among others, the spouse, children, or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the option or right to acquire within 60 days of September 4, 2012.

(b)
As set forth in the Schedule 13D filed on July 9, 2012 by Concept Development Partners LLC, a Delaware limited liability company ("CDP"), CIC Partners Firm LP, a Delaware limited partnership ("CIC Partners"), CIC II LP, a Delaware limited partnership ("CIC Fund II"), CIC II GP LLC, a Delaware limited liability company ("CIC II GP"), CDP-ME Holdings, LLC, a Delaware limited liability company ("CDP-ME"), and CDP Management Partners, LLC, a Delaware limited liability company ("CDP Management") (collectively, the "Reporting Persons"). CDP is a limited liability company organized under the laws of the State of Delaware and is primarily in the business of investing in the restaurant industry. CDP's board of directors consists of Fouad Z. Bashour, Michael S. Rawlings, Dean S. Oakey and Robert J. Doran. CDP is minority owned by CDP-ME and CDP Management. Both CDP-ME and CDP Management are investment companies jointly owned and managed by Messrs. Oakey and Doran. The present principal occupation of Mr. Oakey is Chief Concept Officer of Granite City, and the present principal occupation of Mr. Doran is Chief Executive Officer of Granite City. Each of CDP, CDP-ME and CDP Management has a principal place of business at 5724 Calpine Drive, Malibu, California 90265. CDP is majority owned by CIC CDP LLC, a Delaware limited liability company ("CIC CDP LLC"), which is itself a wholly-owned subsidiary of CIC Fund II. CIC Fund II is an investment fund managed by its general partner, CIC II GP, and ultimately owned and controlled by CIC Partners, a mid-market private equity firm headquartered in Dallas, Texas. The principal business of CIC CDP LLC is the investment in Granite City. The principal business of CIC Fund II is to be an investment fund in CIC Partners, and the principal business of CIC II GP is to act as the general partner of CIC Fund II. CIC Partners is jointly owned and managed by Marshall Payne, Drew Johnson, Michael S. Rawlings, Fouad Z. Bashour and James C. Smith. The present principal occupation of Messrs. Payne, Johnson, Rawlings, Bashour and Smith is serving as a director of CIC Partners, and together with CIC Partners, CIC Fund II and CIC II GP, each have a principal place of business at 500 Crescent Court, Suite 250, Dallas, Texas 75201. Messrs. Payne, Johnson, Rawlings, Bashour, Oakey and Doran, as well as CIC Partners, CIC Fund II, CIC II GP, CDP-ME and CDP Management disclaim beneficial ownership of such securities. Represents beneficial ownership of 10,977,351 shares of common stock, including 6,000,000 shares of common stock issuable upon conversion of 3,000,000 shares of Series A Preferred owned by CDP, 3,310,685 shares of common stock, and 1,666,666 shares of common stock over which CDP has voting power pursuant to a shareholder and voting agreement and irrevocable proxy between CDP and DHW Leasing, L.L.C. ("DHW"), dated May 10, 2011. The Reporting Persons have shared voting power over all of the reported shares and shared dispositive power over 9,310,685 shares of common stock. Prior to conversion, the holder of our Series A Preferred has 0.77922 votes per preferred share and votes with the holders of our common stock as a single class, except on matters adversely affecting the holder of our Series A Preferred as a class.

(c)
Includes 5,000 shares of common stock purchasable by Mr. Hey upon the exercise of an option and 21,021 shares of common stock purchasable by Mr. Hey upon the exercise of a warrant. Because Mr. Hey may be deemed to be an indirect beneficial owner of the shares of common stock held by DHW, the number of shares of common stock reported herein as beneficially owned by Mr. Hey also includes the 1,666,666 shares of common stock beneficially owned by DHW.

(d)
DHW retains the right to dispose of such shares of common stock; however, it has granted an irrevocable proxy to vote such shares of common stock to CDP. DHW's address is 230 S. Phillips Avenue, Suite 202, Sioux Falls, SD 57104.

(e)
Includes 163,734 shares of common stock purchasable by Mr. Wagenheim upon the exercise of options. Because Mr. Wagenheim may be deemed to be an indirect beneficial owner of the securities held by Brewing Ventures LLC, the number of shares of common stock reported herein as beneficially owned by Mr. Wagenheim also includes 83,125 shares of common stock beneficially owned by Brewing Ventures LLC.

(f)
Includes 109,331 shares of common stock purchasable by Mr. Gilbertson upon the exercise of options.

(g)
Includes 38,000 shares of common stock purchasable by Mr. Longtin upon the exercise of options, 838 shares of common stock purchasable by Mr. Longtin upon the exercise of a warrant, and 12,136 shares of common stock held by Mr. Longtin's spouse's IRA. Because Mr. Longtin may be deemed to be an indirect beneficial owner of the securities held by JNB Ventures LP, the number of shares of common stock reported herein as beneficially owned by Mr. Longtin also includes 2,092 shares of common stock purchasable by JNB Ventures LP upon the exercise of a warrant.

(h)
Mr. Gilanfar resigned from his position as Chief Operating Officer of our company in November 2011.

(i)
Includes 37,500 shares of common stock purchasable by Mr. Gilanfar upon the exercise of options.

(j)
The number of shares of common stock reported herein as beneficially owned by Messrs. Bashour, Doran, Mucci, Oakey, Rawlings and Staenberg excludes the 10,977,351 shares of common stock beneficially owned by CDP. Messrs. Bashour, Doran, Mucci, Oakey, Rawlings and Staenberg disclaim beneficial ownership of such securities. Messrs. Bashour, Doran, Oakey and Rawlings, together with another individual, are managers of CDP. Since a majority of managers of CDP is required to vote or dispose of any shares of our stock, none of such individuals is deemed a beneficial owner of the common stock beneficially owned by CDP. Messrs. Mucci and Staenberg are non-controlling investors in one or more of the funds invested in CDP.

(k)
Represents shares of common stock purchasable upon the exercise of options.

(l)
Includes 344,962 shares of common stock purchasable upon the exercise of options and 23,951 shares of common stock purchasable upon the exercise of warrants (including 2,092 shares of common stock purchasable by JNB Ventures LP). Also includes shares of common stock beneficially owned by Brewing Ventures LLC and Mr. Longtin's spouse's IRA. Excludes shares of common stock beneficially owned by CDP.

(m)
CDP's address is 5724 Calpine Drive, Malibu, CA 90265.

(n)
The number of shares of Series A Preferred reported herein as beneficially owned by Messrs. Bashour, Doran, Mucci, Oakey, Rawlings and Staenberg excludes the 3,000,000 shares of Series A Preferred held by CDP. Messrs. Bashour, Doran, Mucci, Oakey, Rawlings and Staenberg disclaim beneficial ownership of such securities. Messrs. Bashour, Doran, Oakey and Rawlings, together with another individual, are managers of CDP. Since a majority of managers of CDP is required to vote or dispose of any shares of our stock, none of such individuals is deemed a beneficial owner of the Series A Preferred held by CDP. Messrs. Mucci and Staenberg are non-controlling investors in one or more of the funds invested in CDP.

(o)
Excludes shares of Series A Preferred held by CDP.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Such officers, directors and shareholders are required by the SEC to furnish us with copies of all such reports. To our knowledge, based solely on a review of copies of reports filed with the SEC during the last fiscal year, all applicable Section 16(a) filing requirements were met, except that (a) one report on Form 4 for Joel C. Longtin setting forth his direct acquisition of 400 shares on May 16, 2011, (b) one report on Form 4 for Joel C. Longtin setting forth his stock option grant in the amount of 5,000 shares on October 5, 2011, and (c) one report on Form 3 for Charles J. Hey setting forth his initial beneficial ownership on October 18, 2011, were not filed on a timely basis.

 EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth information concerning the compensation of our named executive officers for fiscal years 2011 and 2010. Messrs. Doran and Wagenheim, who also serve as directors, receive no additional compensation for their board service.

Name and Principal Position(a)	Year	Salary ($)(b)	Bonus ($)(c)	Stock Award ($)(d)	Option Awards ($)(e)	Non-Equity Incentive Plan Compensation ($)(f)	All Other Compensation ($)(g)	Total ($)
Robert J. Doran	2011	225,289	0	2,917,500	0	0	103,257	3,246,046
Chief Executive Officer
Dean S. Oakey	2011	190,385	0	2,917,500	0	0	90,251	3,198,136
Vice President—Chief Concept Officer
Steven J. Wagenheim	2011	300,000	0	0	34,228	86,100	14,150	434,478
President and Founder	2010	300,000	0	0	267,103	78,960	39,164	685,227
James G. Gilbertson	2011	225,000	0	0	12,115	65,543	4,200	306,858
Chief Financial Officer	2010	225,000	0	0	207,310	55,979	4,200	492,489
Darius H. Gilanfar(h)	2011	187,255	31,172	0	9,852	18,703	232,307	479,289
Former Chief Operating Officer	2010	202,806	0	0	207,310	44,775	6,000	460,891

(a)
In connection with the May 2011 closing of the CDP transaction, Robert J. Doran became our Chief Executive Officer and a member of our board of directors and Dean S. Oakey became our Vice President—Chief Concept Officer. Messrs. Doran and Oakey are control persons of CDP, which now beneficially owns a majority of our common stock, and their appointments were in conjunction with that change in control. Steven J. Wagenheim, our former Chief Executive Officer and a founder of our company, was elected President and Founder and remains a director of our company. James G. Gilbertson continues as our Chief Financial Officer. Darius H. Gilanfar served as our Chief Operating Officer until his resignation in November 2011.

(b)
As of January 1, 2012, our named executive officers had the following annual base salaries: Mr. Doran, $355,000; Mr. Oakey, $300,000; Mr. Wagenheim, $300,000; and Mr. Gilbertson, $225,000.

(c)
Represents a bonus paid in connection with Mr. Gilanfar's resignation. See "Potential Payments upon Termination or Change in Control" below for further information.

(d)
Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of interests granted by CDP in a profits interest plan. In particular, these entries represent the product of (a) the number of Granite City shares held by CDP in which our executive officers will become vested over time pursuant to CDP's profits interest plan and (b) the per share closing price of our common stock on the date of grant. See the subsection captioned "Equity-Based Compensatory Arrangement of Concept Development Partners" below for further information regarding this third party compensatory arrangement.

(e)
The 2011 entries represent the incremental fair value received by our executive officers based upon the Black-Scholes valuation of our option exchange at the date of grant, computed in accordance with FASB ASC Topic 718. See the subsection captioned "Option Exchange Program" below for further information.

The 2010 entries represent aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The assumptions made in the valuation are those set forth in Note 1 to the consolidated financial statements in our Form 10-K for the fiscal year ended December 27, 2011. Details regarding the terms of such awards appear below under the caption "Outstanding Equity Awards at Fiscal Year-End."

(f)
Further information regarding our non-equity incentive plan appears below in the subsection captioned "Components of Executive Officer Compensation."

(g)
All other compensation for fiscal year 2011 was as follows:

Name	Housing Allowance	Car Allowance	Guaranty Fees	Consulting Fees(1)	Insurance	COBRA Continuation Payments(2)	Severance Payments(2)	Total
Robert J. Doran	$9,251	0	0	81,000	13,006	0	0	$103,257
Dean S. Oakey	9,251	0	0	81,000	0	0	0	90,251
Steven J. Wagenheim	0	7,655	6,495	0	0	0	0	14,150
James G. Gilbertson	0	4,200	0	0	0	0	0	4,200
Darius H. Gilanfar	0	5,308	0	0	0	8,535	218,464	$232,307

(1)
Represents consulting fees paid pursuant to the consulting agreement described below in the subsection captioned "Consulting Agreement."

(2)
Represents payment made in connection with Mr. Gilanfar's resignation. See "Potential Payments upon Termination or Change in Control" below for further information.
(h)
Mr. Gilanfar resigned from his position as Chief Operating Officer of our company in November 2011.

Components of Executive Officer Compensation

        Base Salary.    Named executive officers receive a base salary to compensate them for services rendered throughout the year. Base salary is intended to recognize each officer's responsibilities, role in the organization, experience level, and contributions to the success of our company. The compensation committee sets base salaries for the named executive officers at or above market level for the industry based on our benchmarking data.

        Pursuant to the terms of our employment agreements with our named executive officers, the compensation committee reviews individual performance and base salary level each year. In general, the compensation committee has the sole discretion to increase (but not decrease) the base salaries of our named executive officers.

        Stock Option Awards.    The compensation committee grants stock options to our named executive officers to provide additional incentives to maximize our company's share value, and to make equity ownership an important component of executive compensation. Stock option award levels are determined based on market data, and vary based on an individual's position within our company, time at our company, and contributions to our company's performance. Stock options are granted at the closing market price of our common stock on the date of grant and vest over time.

        Annual Incentive Compensation.    Our named executive officers receive annual incentive compensation to reward achievement of our key financial performance goals in accordance with our non-equity incentive plan. These annual key financial performance goals are sales, restaurant-level EBITDA, general and administrative cost control, and earnings per share. They are based on annual operating budgets established by management and submitted to our board of directors for review. Annual incentive compensation is paid quarterly in cash. We weigh financial metrics differently for our named executive officers, depending on the different outcomes we are seeking to incentivize. Our compensation committee can, at its discretion, recommend to the board that awards be adjusted based on the executive's individual performance. Fifty percent of the quarterly bonuses are held in reserve, subject to verification of our company's performance after audited financial results become available. The targeted amounts for annual incentive compensation are set at or above market level for the industry based on our benchmarking data.

Employment Agreements with Current Executive Officers

        In May 2011, we entered into employment agreements with Messrs. Doran and Oakey. Each agreement provides for employment with the company through December 31, 2012, to be extended for additional one-year terms upon the mutual agreement of our company and the executive. Each executive is entitled to severance benefits including one year of base salary if his employment is terminated without cause or for good reason, including upon a change in control, in addition to his base salary for the remainder of the term. The agreements provide for an annual base salary, which may be increased by our board of directors, eligibility for an annual bonus of up to 50% of base salary based on achieving performance targets determined by our compensation committee, participation in our company's other employee benefit plans and expense reimbursement. Each executive has also agreed to certain nondisclosure provisions during the term of his employment and any time thereafter, and certain non-competition and non-recruitment provisions during the term of his employment and for a certain period thereafter.

        We also have employment agreements with Messrs. Wagenheim and Gilbertson. Each agreement, as amended, provides for employment with the company through December 31, 2012, to be extended for additional one-year terms unless either our company or the executive gives notice at least 60 days before the termination date of an intent not to extend. Each executive is entitled to severance benefits including one year of base salary if his employment is terminated without cause or for good reason, including upon a change in control, in addition to his base salary for the remainder of the term. If we elect not to extend the executive's employment beyond December 31, 2012, or beyond the end of any applicable extension, and terminate executive's employment, such termination will be deemed to be a termination without cause for purposes of severance benefits and the payment of his base salary through the end of the applicable term. The agreements also provide for an annual base salary, which may be increased by our board of directors, eligibility for incentive compensation as determined by our compensation committee from time to time, and participation in our company's other employee benefit plans. Each executive has also agreed to certain nondisclosure provisions during the term of his employment and any time thereafter, and certain non-competition, non-recruitment and/or non-interference provisions during the term of his employment and for a certain period thereafter.

        In May 2011, we entered into an amended and restated employment agreement with Mr. Wagenheim to address his new position as President and Founder of our company and to provide that the May 2011 closing of the CDP transaction did not constitute a "change in control" under Mr. Wagenheim's employment agreement.

Consulting Agreement

        Prior to their employment by our company, Messrs. Doran and Oakey served in a consulting capacity to our company under our engagement agreement with CDP Management Partners, LLC ("CDP Management"), a merchant banking firm focusing on principal investments and consulting in the restaurant, food processing, and retail industries. Messrs. Doran and Oakey are managing partners of CDP Management, which is a co-owner of CDP. Under this agreement, CDP Management acted as an operating consultant to our company in connection with planning and executing a management strategy to ensure the growth stability of our company prior to closing of the CDP transaction. The engagement provided for the management services of Messrs. Doran and Oakey for the period of time commencing January 10, 2011 through May 10, 2011. In connection with its engagement, CDP Management consulted and advised our company management in operating our company, analyzing operating practices, analyzing operating costs, analyzing existing restaurant facilities for upgrades to drive revenue growth, and analyzing and establishing a go-forward development plan for new restaurant growth. For CDP Management's services during 2011, we paid total fees of $162,000. In addition, we agreed to reimburse CDP Management for its reasonable third-party out-of-pocket expenses, not to exceed $6,000 per month. Messrs. Doran and Oakey each own 50% of CDP Management. As a result, half of the consulting fees paid to CDP Management appears in the "All Other Compensation" entry for each of Messrs. Doran and Oakey in the Summary Compensation Table above.

Equity-Based Compensatory Arrangement of Concept Development Partners

        Prior to the May 2011 closing of the CDP transaction, the members of CDP entered into an amended and restated limited liability company agreement. This agreement was most recently amended and restated in conjunction with CDP's June 2012 investment in our company at which time CDP issued Class C units. Under the agreement, Messrs. Doran and Oakey, as employee members, agreed to devote substantially all of their business time and efforts to CDP and our company for as long as they are employees of CDP or our company. As consideration for the services to be rendered under such agreement, Messrs. Doran and Oakey became participants in a CDP profits interest plan pursuant to which they become vested over time in a portion of their equity interest in CDP. Messrs. Doran and Oakey became vested in 33.1 percent of CDP Management's Class B units in CDP on the May 2011 closing of the CDP transaction and an additional 22.3 percent of CDP management's Class B units in CDP on the first anniversary of such closing. Subject to continued employment, they become vested in an additional 22.3 percent of such Class B units on each of the second and third anniversaries of such closing. They would become 100 percent vested in such profits interest in the event of a change in control of CDP or our company. As a result, this profits interest, which can be depicted as set forth below, constitutes equity-based compensation paid by a third party for services rendered by Messrs. Doran and Oakey to our company.

As a consequence of these ownership interests and the vesting schedule applicable to the Class B units, the indirect increasing pecuniary interests of Messrs. Doran and Oakey in the shares of Granite City common stock held by CDP, including the shares of Granite City common stock issuable upon conversion of Granite City Series A Preferred held by CDP, is as follows:

Date	Class A Interest in CDP (#)	Class B Interest in CDP (#)	Class C Interest in CDP (#)	Total Units in CDP (#)	Total Percentage Interest in CDP (%)	Indirect Pecuniary Interest in Granite City Common Stock Held by CDP (#)
May 10, 2011	189.040	110.223	74.800	347.063	17.85	1,662,144
May 10, 2012	189.040	184.482	74.800	448.322	21.09	1,963,413
May 10, 2013	189.040	258.741	74.800	522.581	24.32	2,264,682
May 10, 2014	189.040	333.000	74.800	596.890	27.56	2,565,950

Each of Messrs. Doran and Oakey have a 50 percent interest in such securities since they are each 50 percent owners of CDP Management. The information in the foregoing table assumes no change in

CDP's holdings of Granite City securities after September 4, 2012. It further presents the Class C units in CDP, which were issued in June 2012, as if such securities had been issued as of May 10, 2011.

Option Exchange Program

        On December 28, 2010, our compensation committee approved an option exchange program, subject to shareholder approval. Following receipt of shareholder approval on May 10, 2011, we commenced an offer on May 25, 2011 pursuant to which we provided eligible employees, including executive officers, the opportunity to exchange outstanding options with an exercise price in excess of $6.00 per share for the same number of new options granted under our Amended and Restated Equity Incentive Plan with an exercise price of $2.00 per share. The exercise price of the new options was greater than the closing price of one share of our common stock on the grant date of the new options. Eligible employees had the opportunity to exchange these options for new options regardless of whether the options were vested or unvested; however, all of the new options vested in full one year after the date of grant, namely December 28, 2011, subject to continued employment through such date and subject to the terms of the new option agreement. The offer expired on June 23, 2011. A total of 32 eligible employees participated in the offer. We accepted for cancellation options to purchase an aggregate of 188,696 shares of our common stock, which were cancelled as of June 23, 2011, and, in exchange, delivered new options to purchase an aggregate of 188,696 shares of our common stock with an exercise price of $2.00 per share.

        At the time of the offer to exchange, three of our five named executive officers held eligible options for the purchase of 129,995 shares of common stock out of the total 189,529 shares of common stock that were subject to existing options which were eligible for surrender in the option exchange program. Messrs. Doran and Oakey did not hold eligible options at the time of the offer to exchange. The following chart sets forth details regarding the exchanged options held by our executive officers. The options values set forth in the table below were based upon price per share of our common stock of $1.905, the closing price of one share of our common stock on the NASDAQ Capital Market on December 28, 2010, the date of grant. The aggregate incremental fair value received by our executive officers based upon the Black-Scholes valuation of our option exchange at the date of grant was $56,195, allocated as follows: Mr. Wagenheim, $34,228; Mr. Gilbertson, $12,115; and Mr. Gilanfar, $9,852.

Name	Number of Securities Underlying Exchanged Options	Former Option Exercise Price	Former Option Value(a)	New Option Exercise Price	New Option Value(a)
Steven J. Wagenheim	4,166	$9.90	$0	$2.00	$0
	5,000	$14.70	$0	$2.00	$0
	8,333	$21.72	$0	$2.00	$0
	25,000	$25.86	$0	$2.00	$0
	16,666	$25.38	$0	$2.00	$0
	16,666	$37.20	$0	$2.00	$0

Totals:	75,831		$0		$0

James G. Gilbertson	29,166	$21.48	$0	$2.00	$0

Totals:	29,166		$0		$0

Darius H. Gilanfar(b)	16,666	$25.32	$0	$2.00	$0
	4,166	$11.94	$0	$2.00	$0
	4,166	$10.50	$0	$2.00	$0

Totals:	24,998		$0		$0

(a)
As of December 28, 2010, both the exercise price of the former options and the exercise price of the new options were in excess of market value.

(b)
Please see narrative following "Potential Payments upon Termination or Change in Control" regarding the amendment of Mr. Gilanfar's options in connection with his separation from our company.

Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth certain information concerning outstanding stock options held by our named executive officers as of December 27, 2011:

	Option Awards(a)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Robert J. Doran	0		0		N/A	N/A
Dean S. Oakey	0		0		N/A	N/A
Steven J. Wagenheim	0		5,000	(b)	2.00	02/11/2013
	0		8,333	(b)	2.00	10/24/2013
	0		25,000	(b)	2.00	03/15/2015
	0		16,666	(b)	2.00	02/22/2016
	0		16,666	(b)	2.00	04/13/2017
	8,333	(c)	4,167	(c)	1.0752	04/02/2019
	37,500	(d)	37,500	(d)	2.25	05/26/2020
	0	(c)	69,958	(c)	2.00	12/28/2020
James G. Gilbertson	0		29,166	(b)	2.00	11/29/2017
	8,333	(c)	4,167	(c)	1.0752	04/02/2019
	37,500	(d)	37,500	(d)	2.25	05/26/2020
	0	(c)	34,244	(c)	2.00	12/28/2020
Darius H. Gilanfar	16,666	(e)	0		2.00	02/29/2012
	4,166	(e)	0		2.00	02/29/2012
	4,166	(e)	0		2.00	02/29/2012
	8,332	(f)	0		1.0752	11/29/2016
	37,500	(g)	0		2.25	11/29/2016
	11,414	(h)	0		2.00	12/28/2020

(a)
Unless otherwise indicated, represents shares issuable upon the exercise of stock options granted under our Amended and Restated Equity Incentive Plan.

(b)
This option became exercisable in full on December 28, 2011, one day after fiscal year-end 2011.

(c)
This option is exercisable for one-third of the shares purchasable thereunder on the first anniversary of the date of grant, two-thirds of the shares purchasable thereunder on the second anniversary of the date of grant and in full on the third anniversary of the date of grant.

(d)
This option is exercisable for one-fourth of the shares purchasable thereunder on August 25, 2010, one-half of the shares purchasable thereunder on the first anniversary of the date of grant, three-fourths of the shares purchasable thereunder on the second anniversary of the date of grant and in full on the third anniversary of the date of grant.

(e)
This option became exercisable in full on November 29, 2011 in connection with Mr. Gilanfar's separation from our company.

(f)
This option, which was originally for the purchase of 12,500 shares, became exercisable for one-third of the shares purchasable thereunder on the first anniversary of the date of grant and two-thirds of the shares purchasable thereunder on the second anniversary of the date of grant. The unvested portion of this option was cancelled upon Mr. Gilanfar's separation from our company.

(g)
This option, which was originally for the purchase of 75,000 shares, became exercisable for one-fourth of the shares purchasable thereunder on the first anniversary of the date of grant and one-half of the shares purchasable thereunder on the second anniversary of the date of grant. The unvested portion of this option was cancelled upon Mr. Gilanfar's separation from our company.

(h)
One-third of this option, which was originally for the purchase of 34,244 shares, became exercisable on November 29, 2011 in connection with Mr. Gilanfar's separation from our company. The remainder of this option was cancelled upon Mr. Gilanfar's separation from our company.

Potential Payments upon Termination or Change in Control

        Upon the termination of a named executive officer or change in control of the company, a named executive officer may be entitled to payments or the provision of other benefits, depending on the triggering event.

        The potential payments for each named executive officer who is currently employed with our company were determined as part of the negotiation of each of their employment agreements, and the compensation committee believes that the potential payments for the triggering events are in line with current compensation trends. The events that would trigger a current named executive officer's entitlement to payments or other benefits upon termination or a change in control, and the value of the estimated payments and benefits, based on annual base salaries in effect as of January 1, 2012, are described in the following table, assuming a termination date and, where applicable, a change in control date of December 27, 2011, and a stock price of $2.21 per share, which was the closing price of one share of our common stock on such date.

Name and Benefits	Involuntary Termination without Cause, or Voluntary Termination for Good Reason, not upon a Change in Control	Change in Control		Involuntary Termination without Cause, or Voluntary Termination for Good Reason, within 12 months of Change in Control (a)		Voluntary Resignation following Change in Control (a)
Robert J. Doran
Severance	$355,000	$0		$355,000		$0
Acceleration of equity awards	0	1,108,035	(b)	1,108,035	(b)	1,108,035	(b)
COBRA continuation payments	1,033	0		1,033		0

Total	$356,033	$1,108,035		$1,464,068		$1,108,035

Dean S. Oakey
Severance	$300,000	$0		$300,000		$0
Acceleration of equity awards	0	1,108,035	(b)	1,108,035	(b)	1,108,035	(b)
COBRA continuation payments	1,033	0		1,033		0

Total:	$301,033	$1,108,035		$1,409,068		$1,108,035

Steven J. Wagenheim
Severance	$300,000	$0		$300,000		$0
Acceleration of equity awards	35,344	0		35,344		0
COBRA continuation payments	9,858	0		9,858		0

Total:	$345,202	$0		$345,202		$0

James G. Gilbertson
Severance	$225,000	$0		$225,000		$0
Acceleration of equity awards	0	0		18,045		0
COBRA continuation payments	9,858	0		9,858		0

Total:	234,858	$0		$252,903		$0

(a)
Our Amended and Restated Equity Incentive Plan and our Long-Term Incentive Plan provide that, unless otherwise provided by our compensation committee in an award agreement, involuntary termination of any optionee in connection with a change in control will cause the immediate vesting of any unvested stock options then held by the optionee.

(b)
Under CDP's amended and restated limited liability company agreement, Messrs. Doran and Oakey would receive acceleration of their Class B units in CDP upon a change in control of Granite City, as defined in such agreement. Each of Messrs. Doran and Oakey have a 50 percent interest in such securities. Upon a change in control, the unvested indirect interest of each of Messrs. Doran and Oakey in the Granite City securities held by CDP would accelerate. This dollar amount was calculated prior to CDP's issuance of Class C units in June 2012.

        Upon an involuntary termination without cause or a voluntary termination for good reason, the affected executive also would be entitled to receive base compensation through the end of the applicable employment agreement term. Because the amount of such base compensation is indeterminable, it is not included in the amounts set forth above. Furthermore, as to Messrs. Wagenheim and Gilbertson, if we elect not to extend the executive's employment beyond December 31, 2012, or beyond the end of any applicable extension, and terminate executive's employment, such termination will be deemed to be a termination without cause for purposes of the severance benefits set forth above and the continuation of base compensation through the end of the applicable term.

Separation Agreement with Former Executive Officer

        Until his resignation from our company on November 29, 2011, we had an employment agreement with Mr. Gilanfar that was substantially similar to our employment agreements with Messrs. Wagenheim and Gilbertson. On December 1, 2011, we entered into a separation agreement with Mr. Gilanfar. In consideration of a release, Mr. Gilanfar received payments aggregating $218,464, a separate bonus payment of $31,172, and payment of the company portion of medical (COBRA) premiums through December 1, 2012. Pursuant to the separation agreement, Mr. Gilanfar's outstanding options were amended as follows:

Options Amended to Extend Exercisability for Five Years from November 29, 2011:

Original Option Grant Amount	Date Granted	Vested Portion Upon Termination*	Original Expiration Date	New Expiration Date	Exercise Price
12,500	04/02/2009	8,332	04/02/2019	11/29/2016	$1.0752
75,000	08/25/2010	37,500	05/26/2020	11/29/2016	$2.25

*
Remainder cancelled as of November 29, 2011.

Options Amended to Accelerate Vesting from December 28, 2011 to November 29, 2011:

Original Option Grant Amount	Date Granted	Vested Portion Upon Termination	Original Vesting Date	New Vesting Date	Original Expiration Date	New Expiration Date	Exercise Price
34,244	12/28/2010	11,414	12/28/2011	11/29/2011	12/28/2020	2/29/2012	$2.00
16,666	12/28/2010	16,666	12/28/2011	11/29/2011	09/24/2017	2/29/2012	$2.00
4,166	12/28/2010	4,166	12/28/2011	11/29/2011	06/17/2018	2/29/2012	$2.00
4,166	12/28/2010	4,166	12/28/2011	11/29/2011	07/24/2018	2/29/2012	$2.00

All other options held by Mr. Gilanfar were forfeited as of his termination date.

Shareholder Approval of Executive Compensation Proposals

        Although our company is a smaller reporting company, we voluntarily presented both "say-on-pay" and "say-on-frequency" proposals to our shareholders at our 2011 special meeting of shareholders held in May 2011. The non-binding advisory say-on-pay proposal, pursuant to which we sought shareholder approval of the compensation of our named executive officers, was approved by 96.7 percent of those voting on the proposal. Of those voting on the non-binding advisory say-on-frequency proposal, 93.1 percent recommended that we hold a non-binding advisory vote on executive compensation every three years. In light of this result, our board of directors has determined that we will hold a non-binding advisory vote on executive compensation every three years, until the next required shareholder non-binding advisory vote on the frequency of shareholder voting on executive compensation, which, in accordance with applicable law, will occur no later than our annual meeting of shareholders to be held in 2014, unless our board otherwise determines that a different frequency of non-binding advisory votes on executive compensation is in the best interests of our shareholders.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Transactions with Related Persons

        Our audit committee is responsible for reviewing any proposed transaction with a related person. In April 2007, our board of directors adopted a written policy for the review and approval of related person transactions requiring disclosure under Rule 404(a) of Regulation S-K. This policy states that the audit committee is responsible for reviewing and approving or disapproving all interested transactions, which are defined as any transaction, arrangement or relationship in which (a) the amount involved may be expected to exceed $120,000 in any fiscal year, (b) our company will be a participant, and (c) a related person has a direct or indirect material interest. A related person is defined as an executive officer, director or nominee for director, or a greater than five percent beneficial owner of any class of our voting securities, or an immediate family member of the foregoing. The policy deems certain interested transactions to be pre-approved, including the employment and compensation of executive officers, and the compensation paid to directors.

        The related-party transactions described below were approved by our board of directors and audit committee in accordance with our policy for the review and approval of related person transactions. All future related-party transactions will be reviewed and approved or disapproved by our board of directors and audit committee in accordance with the foregoing policy.

Transactions with CDP

        In May 2011, we completed a preferred stock financing transaction with Concept Development Partners LLC ("CDP") whereby we issued $9.0 million of newly issued Series A Preferred to CDP, entered into a $10.0 million credit agreement with Fifth Third Bank providing for senior credit facilities, repurchased 3,000,000 shares of common stock from DHW Leasing, L.L.C. ("DHW") for approximately $7.1 million, and purchased real property in Troy, Michigan from DHW for approximately $2.6 million. DHW beneficially owned a majority of our common stock from October 2009 to May 2011. Through its purchase of Series A Preferred and a related shareholder and voting agreement with DHW, CDP acquired a controlling interest in our company. DHW and CDP entered into a shareholder and voting agreement and irrevocable proxy, pursuant to which CDP has the right to nominate five members of our board, DHW has the right to nominate two members of our board, and CDP has voting power over DHW's shares. CDP and DHW have also agreed to vote for each others' nominees.

        CDP is majority-owned by an affiliate of CIC Partners' fund, CIC II LP, and CDP Management Partners, LLC ("CDP Management"). CIC Partners is a mid-market private equity firm based in Dallas, Texas.

        In connection with the May 2011 preferred stock financing transaction with CDP, Fouad Z. Bashour, Robert J. Doran, Michael S. Rawlings, Louis M. Mucci and Michael H. Staenberg became members of our board of directors, and Mr. Doran and Dean S. Oakey became executive officers. Mr. Doran is Managing Member and 50% owner of CDP Management and Mr. Oakey is 50% owner of CDP Management. Mr. Bashour is a founding partner of CIC Partners and its Chief Financial Officer, and Mr. Rawlings is a founding partner of CIC Partners and its Vice-Chairman. Messrs. Bashour and Rawlings are investors in one or more of the CIC Partners funds invested in CDP, and Messrs. Oakey, Mucci and Staenberg are investors in one or more of the non-controlling CDP Management funds invested in CDP.

        On June 10, 2012, we entered into a stock purchase agreement with CDP, then the beneficial owner of approximately 72.1% of our common stock. Under the stock purchase agreement, we issued 3,125,000 shares of newly issued common stock to CDP at a price per share of $2.08, such price representing the consolidated closing bid price per share on June 8, 2012. We obtained gross proceeds of approximately $6.5 million upon closing of the transaction. Upon the closing of this transaction, CDP became the beneficial owner of approximately 78.7% of our common stock.

Relationship and Transactions with DHW

Overview

        From October 2009 until May 2011, DHW, an entity controlled by Donald A. Dunham, Jr. and Charles J. Hey, beneficially owned approximately 64% of our common stock. DHW had historically been our primary source of financing for furniture, fixtures and equipment. DHW acquired such shares pursuant to an October 2009 debt conversion transaction in which the approximately $15 million of outstanding balances on equipment leases was converted into equity in our company. In May 2011, we repurchased 3,000,000 shares of common stock from DHW for $7.05 million pursuant to a stock repurchase agreement. Following such repurchase, DHW beneficially owned 1,666,666 shares, or approximately 35.8%, of our common stock. CDP has voting power over such shares pursuant to a shareholder and voting agreement and irrevocable proxy between CDP and DHW, dated May 10, 2011.

        Mr. Dunham, one of two principals of DHW, managing member of Dunham Capital Management, L.L.C. ("DCM") and 70% owner of Dunham Equity Management, L.L.C. ("DEM"), became one of our directors in October 2009 and served on our board until May 2011. Mr. Hey, the other principal of DHW, became one of our directors in June 2010 and served on our board until May 2011. Mr. Hey was re-elected to our board in October 2011. DHW, DCM and DEM are collectively referred to herein as the "Dunham Entities."

Real Estate Interests

        DCM and DEM are entities that either are the landlord or the general partner in various limited partnerships that own real estate leased to our company. Mr. Dunham, as an individual, also owns a limited partnership interest in two of the limited partnerships that own real estate leased to our company. Mr. Hey, as an individual, also owns a limited partnership interest in five of the limited partnerships that lease real estate to our company. In particular, as of September 4, 2012,

Messrs. Dunham and Hey held interests, directly and indirectly, in the leases of 12 of our restaurants, as follows:

	Location/Address	Owner/Landlord Name	General Partner	Dunham Percentage	Hey Percentage	Annual Base Rent
1	Granite City—Lincoln, NE 6150 "O" Street, Lincoln, NE	GC Lincoln LP	DEM	10%	13.5%	$105,200	(1)

2	Granite City—Wichita, KS 2244 N. Webb Road, Wichita, KS	GC Wichita LP	DCM	26.86%	0%	$226,800

3	Granite City—Zona Rosa, MO 8461 Prairie View Road, Kansas City, MO	GC Holdings LP	DEM	24.89%	6.26%	$298,200

4	Granite City—Olathe, KS 15085 W. 119th Street, Olathe, KS	GC Olathe LP	DEM	17.61%	9.69%	$290,400

5	Granite City—Omaha, NE 1001 N. 102nd Street, Omaha, NE	GC Omaha LP	DEM	40%	7.5%	$190,000	(1)

6	Granite City—Rosedale, MN 10 Rosedale Center, Roseville, MN	GC Rosedale, L.L.C.	Single member LLC(2)	100%	0%	$100,175	(1)

7	Granite City—Creve Coeur, MO 11411 Olive Street Rd., St. Louis, MO	DCM	Single member LLC	100%	0%	$155,859	(1)

8	Granite City—Fort Wayne, IN 3809 Coldwater Road, Fort Wayne, IN	DCM	Single member LLC	100%	0%	$169,779	(1)

9	Granite City—West Towne 66 West Towne Mall, Madison, WI	DCM	Single member LLC	100%	0%	$63,180	(1)

10	Granite City—Maumee, OH 2300 Village Drive West, #130, Maumee, OH	DCM	Single member LLC	100%	0%	$169,670	(1)

11	Granite City—Cherryvale—Rockford, IL 7140 Harrison Ave, Rockford, IL	DCM	Single member LLC	100%	0%	$164,675	(1)

12	Granite City—East Peoria, IL 230 Conference Center Drive, E. Peoria, IL	GC Peoria, L.L.C.	N/A	(3)	(3)	$468,300

(1)
A Dunham entity is a party to a land lease for this location. Rent due to the land lease landlord is generally paid by our company directly to the land lease landlord. These amounts are not included in the annual base rent presented herein.

(2)
Mr. Dunham owns 100% of GC Rosedale, L.L.C.

(3)
Peoria Holdings, LP owns 50% of GC Peoria, LLC. DEM is the general partner of and owns 10% of Peoria Holdings LP. Mr. Dunham owns a 12.85% limited partnership interest in Peoria Holdings, LP. Mr. Hey owns a 6.43% limited partnership interest in Peoria Holdings, LP.

        In August 2010, we reached an agreement with DCM, the landlord at our South Bend, Indiana and Indianapolis, Indiana restaurant locations, and its lender, First Midwest Bank, or First Midwest, to acquire ownership of improvements leased by DCM to our company at these leased locations. The total amount of DCM debt on these improvements approximated $1.8 million. We agreed to acquire ownership of such improvements by assuming $1.35 million of DCM's debt to First Midwest, paying $429,000 of DCM's remaining obligation to First Midwest, assuming DCM's obligations under the ground leases for those locations and indemnifying DCM for losses relating to the ground leases after the date of our assumption of the ground leases. The total purchase price we will pay is based upon a 20-year amortization, with a balloon payment due January 1, 2018. This debt requires the payment of interest at 5% per year until July 1, 2015, at which time the interest rate adjusts to the then market rate, but not to exceed 7% per year. During fiscal year 2011, the largest aggregate amount of principal outstanding on our debt due First Midwest was $1,330,087, and we paid $37,952 towards principal and $65,737 towards interest. As of September 4, 2012, the amount of principal outstanding due First Midwest was $1,260,006. Our rent expense under this agreement includes $2,831 per month which we pay to First Midwest on behalf of DCM.

        In December 2010, we entered into an agreement with General Growth Properties and DCM to terminate the ground lease for the Rogers, Arkansas location. As part of the transaction, we agreed to make the termination payment to General Growth Properties on behalf of DCM, in the amount of $400,000. This debt requires the payment of interest and principal through August 1, 2015, at which time such debt is scheduled to be paid in full. In connection with the termination of the ground lease we also indemnified DCM for losses relating to the ground lease termination and the note evidencing the termination payment. In addition, we terminated the lease from DCM to our company and in return we agreed to pay DCM $1,005,158. This debt requires the payment of interest and principal through August 1, 2030, at which time such debt is scheduled to be paid in full. During fiscal year 2011, the largest aggregate amount of principal outstanding on our debt due DCM was $1,005,158, and we paid $23,532 towards principal and $37,218 towards interest, within an interest rate of 5%. As of September 4, 2012, the amount of principal outstanding due DCM under this agreement was $957,375. During fiscal year 2011, the largest aggregate amount of principal outstanding on our debt due General Growth Properties was $400,000, and we paid $81,487 towards principal and $23,584 towards interest, with an interest rate of 6%. As of September 4, 2012, the amount of principal outstanding due General Growth Properties was $258,922.

        In May 2011, we completed the purchase of an approximately two-acre site in Troy, Michigan, together with all plans, permits and related assets associated with the property, from DCM for approximately $2.6 million. Pursuant to the February 2011 real estate purchase agreement, we agreed to pay for the closing costs of the real estate transaction and to accept the property in "As Is" condition. The Troy, Michigan property was acquired by DCM on August 1, 2008 for $2.0 million for the purpose of constructing a Granite City restaurant to be leased to us. As a result of the economic challenges faced by the restaurant industry and our profit margins, we originally declined to proceed with such development and entered into an agreement with DCM to reimburse it for its carrying costs of such real estate. From August 1, 2008 to August 31, 2010, we paid an aggregate of $106,972 to DCM in reimbursement of DCM's interest expense and taxes paid with respect to such site.

        In June 2011, DCM and GC Rosedale, L.L.C. granted us (i) a five-year option to acquire fee title to improvements on the leased premises for restaurants leased to us in Fort Wayne, Indiana; Creve Coeur, Missouri; Madison, Wisconsin; Roseville, Minnesota; Rockford, Illinois; and Maumee, Ohio, and (ii) the right to assume the ground leases on such properties by paying off the respective debt owed on the properties at the time as amortized to the date of exercise. DCM and GC Rosedale, L.L.C. agreed to reduce the debt owed to their lenders, which are secured by such properties, in accordance with the amortization schedule then in effect and agreed that they will not create additional debt against the properties through the end of the five-year option period. After our company assumes one or more of such ground leases, any maintenance or other capital expenditures required to be made on such properties would be made by us in accordance with the provisions of existing land leases for those properties. If upon exercise of one or more of our options to acquire title to the improvements and assume the related ground lease, a full release of DCM's or GC Rosedale, L.L.C.'s obligations, as applicable, under the applicable ground lease cannot be achieved, we have agreed to indemnify DCM or GC Rosedale, L.L.C., as applicable, against any obligation which has not been released.

Rent and Cash Flow Reductions

        In June 2011, DCM entered into lease amendments with our company pursuant to which DCM agreed to reduce fixed rents on six leases by an aggregate of $300,000 per year. The leases are for restaurants leased to us in Fort Wayne, Indiana; Creve Coeur, Missouri; Madison, Wisconsin; Roseville, Minnesota; Rockford, Illinois; and Maumee, Ohio. DCM and GC Rosedale, L.L.C. also agreed that there would be no additional common area or management charges due on the properties unless they are flow-through payments required under the respective land leases. DCM and GC Rosedale, L.L.C. further agreed that to the extent DHW sells additional shares of our common stock or otherwise reduces its loans to banks (the "DHW Loans") following the May 2011 stock repurchase transaction described below, the aggregate of rents due on the above-specified leases will be decreased ratably by $0.0425 for every dollar of proceeds from DHW's sales of common stock owned by DHW or, without duplication, for each dollar of principal amount that the DHW Loans are decreased. The aggregate amount of such additional reductions resulting from such stock sales may not exceed $297,500 per year.

Stock Repurchase

        In February 2011, we entered into a stock repurchase agreement with DHW and its affiliates, including Messrs. Dunham and Hey, DCM and CDP, pursuant to which we repurchased 3,000,000 shares of our issued and outstanding common stock from DHW for $7.05 million in May 2011. The purchase price, before attributing any value to lease restructuring, options and other considerations, represents $2.35 per share. DHW acquired such shares in October 2009 at an approximate cost of $3.24 per share. The funds for the stock repurchase were provided by our sale of 3,000,000 shares of Series A Preferred to CDP for $9.0 million and a draw from the credit facility we established with Fifth Third Bank.

        DHW has granted us a right of first refusal to purchase any additional shares which DHW may determine to sell prior to the later of May 2016, or the date on which DHW has repaid in full its current obligations to its banks. Under the right of first refusal, DHW is obligated to give us written notice of such intent and we must exercise our right to purchase such shares within seven business days following a receipt of such notice, on the same terms. The purchase price for shares to be purchased in a non-public transaction will be the per share price set forth in DHW's written notice, which will be a bona fide arms-length price with a third party or, if DHW proposes to sell such shares in the public market, the purchase price will be the closing price of our common stock on the date of the notice. If we do not elect to purchase all of the common stock contained in DHW's offer notice, CDP shall have the right to purchase all or the remainder of the common stock on the terms set forth in DHW's notice.

        The stock repurchase agreement contains, or refers to, additional agreements pursuant to which (1) DHW obtained the right to appoint three observers to our board of directors, (2) we paid the reasonable legal fees of DHW's counsel in the stock repurchase transaction, including the legal and appraisal fees of DHW's banks, not to exceed $100,000 in the aggregate, (3) we amended the debt conversion agreement to provide that DHW may not sell or dispose of our shares until December 31, 2015, except as set forth in the stock repurchase agreement, (4) we terminated DHW's right to participate in future issuances of new shares, and (5) we amended our registration rights agreement with DHW to provide that DHW's registration rights were temporarily suspended.

Relationship and Transactions with Harmony

        In March 2009, we entered into a bridge loan agreement with a group of accredited investors pursuant to which we received $800,000 of partially convertible debt financing. The lead investors in the transaction were Harmony Equity Income Fund, L.L.C. and Harmony Equity Income Fund II, L.L.C. (collectively, "Harmony"). Prior to our entry into the bridge loan agreement and prior to becoming a member of our board of directors, Joel C. Longtin, one of our directors, purchased a 1% interest in Harmony Equity Income Fund, L.L.C. and a 1.6% interest in Harmony Equity Income Fund II, L.L.C. Mr. Longtin also is an officer in the Harmony funds. In March 2011, we entered into an amendment to our bridge loan agreement that gave Harmony the right to convert the entire principal balance and accrued interest on such notes into our common stock at a conversion price of $3.00 per share. As consideration for this amendment, Harmony agreed temporarily to defer all payments of principal and interest on the notes. In May 2011, we issued 106,892 shares of common stock to each of the Harmony funds upon the conversion into equity in full of these promissory notes, which at the time aggregated $641,353 in principal and accrued interest.

Real Estate Interests of Other Directors

        Joel C. Longtin, one of our directors, holds a 4.17% limited partnership interest in the GC Holdings Limited Partnership, the partnership which holds the lease of our Zona Rosa, Kansas restaurant.

Consulting Services

        Darius H. Gilanfar, who served as our Chief Operating Officer until November 2011, is married to Heidi Martin Gilanfar, who served as a human resources/marketing consultant to our company through August 2011. We paid Ms. Gilanfar $86,500, $142,500 and $140,800 for such services in 2011, 2010 and 2009, respectively.

Personal Guaranties

        Our board of directors agreed to compensate Steven J. Wagenheim, our president, founder and one of our directors, for his personal guaranties of equipment loans entered into in August 2003, January 2004 and August 2006. The amount of annual compensation for each of these guarantees was 3% of the balance of the obligation and was calculated and accrued based on the weighted average daily balance of the obligation at the end of each monthly accounting period. As of May 10, 2011, each of such loans had been paid in full and no additional compensation expense related to such loans will accrue. During fiscal years 2011 and 2010, we recorded $6,495 and $31,509 of such compensation in general and administrative expense, respectively, and paid $21,291 and $113,163 of such compensation, respectively.

Employment Agreements

        The terms of the employment agreements between our company and our executive officers are set forth in the Executive Compensation section of this proxy statement in the narrative following the Summary Compensation Table.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. served as our independent registered public accounting firm for the year ended December 27, 2011. The audit committee of our board of directors has appointed Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. to act in that capacity for fiscal 2012, which ends on December 25, 2012. A representative of Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. is expected to be present at the annual meeting with the opportunity to make a statement if he or she desires to do so and to be available to respond to appropriate questions from shareholders.

        Although our company is not required to submit this appointment to a vote of the shareholders, the audit committee of our board of directors continues to believe it appropriate as a matter of policy to request that the shareholders ratify the appointment of Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. as our independent registered public accounting firm. If the shareholders do not ratify the appointment, the audit committee will investigate the reasons for shareholder rejection and consider whether to retain Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. or appoint another independent registered public accounting firm. Even if the appointment is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our company and its shareholders.

 Principal Accountant Fees and Services

        The following table presents fees for professional services rendered by Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. for the audit of our company's annual financial statements for the fiscal years 2011 and 2010, as well as fees billed for other services rendered during those periods.

	Year Ended
	December 27, 2011	December 28, 2010
Audit fees(a)	$129,545	$110,965
Audit-related fees(b)	23,065	12,400
Tax fees(c)	26,320	24,425

Total Fees	$178,930	$147,790

(a)
Audit fees consist of fees for the audit of our company's financial statements and review of financial statements included in our company's quarterly reports. Audit fees for 2011 also included assistance with our Form S-8 and other regulatory filings.

(b)
Audit-related fees include the audit of our company's 401(k) plan and accounting and reporting consultation regarding proposed transactions and acquisitions.

(c)
Tax fees consist of fees for the preparation of federal and state income tax returns. Tax fees for 2011 also included consultation regarding proposed transactions and acquisitions.

        Our audit committee reviewed the audit and non-audit services rendered by Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. during fiscal year 2011 and concluded that such services were compatible with maintaining the auditor's independence.

Pre-Approval Policies and Procedures

        The Audit Committee Charter requires our audit committee's pre-approval of all audit and permitted non-audit services to be performed for our company by the independent registered public accounting firm. In determining whether proposed services are permissible, our audit committee considers whether the provision of such services is compatible with maintaining auditor independence. As part of its consideration of proposed services, our audit committee may consult with management as part of the decision making process, but may not delegate this authority to management. Pursuant to a delegation of authority from our audit committee, the chair of our audit committee may pre-approve such audit or permitted non-audit services. If the chair approves any such services, any such approvals are presented to the full audit committee at the next scheduled audit committee meeting. All of the services performed by Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. during fiscal year 2011 were pre-approved by our audit committee.

Recommendation

        The audit committee recommends a vote FOR the ratification of the appointment of Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. as our independent registered public accounting firm for the fiscal year ending December 25, 2012.

 ANNUAL REPORT ON FORM 10-K

        A copy of our annual report on Form 10-K for the fiscal year ended December 27, 2011, as filed with the SEC, including the financial statements thereto, accompanies the notice of annual meeting, this proxy statement and the related proxy card. We will furnish to any person whose proxy is being solicited any exhibit described in the exhibit index accompanying the Form 10-K, upon the payment, in advance, of fees based on our reasonable expenses in furnishing such exhibit. Requests for copies of exhibits should be directed to Monica A. Underwood, Vice President of Finance and Corporate Secretary, at our principal address.

SHAREHOLDER PROPOSALS FOR
2013 ANNUAL MEETING

        If a shareholder wishes to present a proposal for consideration for inclusion in the proxy materials for the 2013 annual meeting of shareholders, the proposal must be sent by certified mail, return receipt requested, and must be received at the executive offices of Granite City Food & Brewery Ltd., 701 Xenia Avenue South, Suite 120, Minneapolis, Minnesota 55416, Attention: Monica A. Underwood, Vice President of Finance and Corporate Secretary, no later than May 14, 2013. All proposals must conform to the rules and regulations of the SEC. Under SEC rules, if a shareholder notifies us of his or her intent to present a proposal for consideration at the 2013 annual meeting of shareholders after July 28, 2013, we, acting through the persons named as proxies in the proxy materials for such meeting, may exercise discretionary authority with respect to such proposal without including information regarding such proposal in our proxy materials.

        Our bylaws provide that for a shareholder to nominate a candidate for election as a director at an annual meeting of shareholders, the shareholder must generally notify us in writing at our principal address not later than 90 days in advance of such meeting. A copy of our bylaws may be obtained from Monica A. Underwood, Vice President of Finance and Corporate Secretary, by written request to our principal executive offices. Please refer to "Our Board of Directors and Committees—Corporate Governance and Nominating Committee Procedures" for the procedures for nominating directors.

OTHER MATTERS

        The board of directors does not know of any other matter that will be presented at the annual meeting other than the proposals discussed in this proxy statement. However, if any other matter properly comes before the meeting, your proxies will act on such matter in their discretion.

Sincerely,
GRANITE CITY FOOD & BREWERY LTD.

Robert J. Doran Chief Executive Officer

Minneapolis, Minnesota
September 11, 2012

Granite City Food & Brewery Ltd. 701 Xenia Avenue South, Suite 120 Minneapolis, Minnesota 55416 proxy THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned shareholder of Granite City Food & Brewery Ltd., a Minnesota corporation, hereby acknowledges receipt of the notice of annual meeting of shareholders and proxy statement, each dated September 11, 2012, and hereby appoints Robert J. Doran and James G. Gilbertson, or either of them, proxies and attorneys-in-fact, with full power to each of substitution and revocation, on behalf and in the name of the undersigned, to represent the undersigned at the annual meeting of shareholders of Granite City Food & Brewery Ltd. to be held at Briggs and Morgan, P.A., 80 South Eighth Street, Suite 2200, Minneapolis, Minnesota, on October 23, 2012, at 10:00 a.m. central time, or at any adjournment or postponement thereof, and to vote, as designated below, all shares of each class of voting securities of Granite City Food & Brewery Ltd. which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below. GRANITE CITY FOOD & BREWERY LTD. ANNUAL MEETING OF SHAREHOLDERS October 23, 2012 10:00 a.m. BRIGGS AND MORGAN, P.A. 80 South Eighth Street, Suite 2200 Minneapolis, Minnesota 55402 See reverse for voting instructions

Dated:              , 2012 Please detach here 1. To elect eight directors for the ensuing year and until their successors shall be elected and duly qualified. 01 Robert J. Doran 05 Louis M. Mucci 02 Fouad Z. Bashour 06 Michael S. Rawlings 03 Charles J. Hey 07 Michael H. Staenberg 04 Joel C. Longtin 08 Steven J. Wagenheim (Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.) 2. To ratify the appointment of Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. as our independent registered public accounting firm for the fiscal year ending For Against Abstain December 25, 2012. 3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE PROXY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. ABSTENTIONS WILL BE COUNTED TOWARDS THE EXISTENCE OF A QUORUM. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE. Signature(s) in Box (If there are co-owners both must sign) Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such and, if not previously furnished, a certificate or other evidence of appointment should be furnished. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person. Address change? Mark Box Indicate changes below: Shareowner ServicesSM P.O. Box 64945 St. Paul, MN 55164-0945 FOR all nominees WITHHOLD listed at left (except AUTHORITY as marked to the to vote for all nominees contrary below) listed at left